SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                            FORM 8-K

           Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


				GLOBENET RESOURCES INC.
				    (the "Company")
				 ----------------------
			   (Name of Small Business Issuer)

British Columbia, Canada                                   NA
 -----------------------         ----------------     ------------
(State or Other Jurisdiction of  Commission File    I.R.S. Employer
Incorporation or Organization)      Number        Identification Number


			25- 8551 General Currie Road Richmond,
				  British Columbia V6Y 1M3
	--------------------------------------------------------------
	   (Address of Principal Executive Offices including Zip Code)


					(604) 278 - 1502
				  --------------------------
				 (Issuer's Telephone Number)


Securities to be Registered Under Section 12(b) of the Act:  None

Securities to be Registered Under Section 12(g) of the Act: Common Voting Stock, NPV

Number of outstanding shares of each class of the Issuer's classes of capital or common shares of Globenet Resources Inc.: 6,838,636 Common Shares with no par value.

Date of earliest event reported: July 30, 2002.


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			 INFORMATION TO BE INCLUDED IN THE REPORT

INFORMATION TO BE INCLUDED IN THE REPORT

Convention

In this Form 8K all references to "Canada" are references to The Dominion of Canada. All references to the "Government" are references to the government of Canada. Unless otherwise noted all references to "shares" or "common stock" are references to the common shares of Globenet Resources Inc. (the "Company").

In this document, all references to "SEC" are reference to the United States Securities and Exchange Commission. References to "$", "Cdn Dollars", or "Cdn$" are to the currency of Canada and all references to "US Dollars" or "US$" are to the currency of the United States of America. Solely for the convenience of the reader, this Form 8-K contains translations of certain Cdn Dollars amounts into US Dollars at specified rates.

Exchange Rate Information

The rate of exchange means that noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York. The average rate means the average of the exchange rates on the last date of each month during a year.

                   2001		2000		1999		1998		1997

High	   		$1.6034    $1.5583    $1.4849     $1.5770      $1.4328
Low	     		 1.4935	1.4318     1.4420	     1.4100	      1.3470
Average for Period 1.5494	1.4854     1.4857	     1.4894	      1.3800
End of Period	 1.5928	1.4995     1.4433	     1.5375	      1.4328

The exchange rate on June 30, 2002 was 1.5162.

The high and low exchange rates for the most recent six months are as follows:

           	January	February	March		April	  May		June
            2002		2002		2002		2002	  2002	2002

High		1.6125	1.6094	1.5967	1.5988  1.5714	1.5481
Low		1.5873	1.5889	1.5777	1.5617  1.5280	1.5122

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				GEOLOGIC TIME

							Number of Years
Name of Period	Name of Era			before Present (Millions)

Quaternary		Holocene			0 to 0.4
			Pleistocene			0.4 to 1.8
Tertiary		Pliocene			1.8 to 5.0
			Miocene			5.0 to 24
			Oligocene			24 to 38
			Eocene			38 to 56
			Paleocene			56 to 66
Mesozoic		Cretaceous			66 to 140
			Jurassic			140 to 200
			Triassic			200 to 250
Paleozoic		Permian			250 to 290
			Carboniferous		290 to 365
			Devonian			365 to 405
			Silurian			405 to 425
			Ordovician			425 to 500
			Cambrian			500 to 570
Precambrian		Precambrian			> 570


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GLOSSARY

The following are abbreviations and definitions of terms commonly used in the mining industry and this Report.

"Abitibi" or "Abitibi-Price" means Abitibi Inc., the Canadian forestry company;

"AEM conductor" means airborne electro-magnetic conductor, an area of high electrical conductivity as surveyed by geophysical instruments carried aboard an aircraft;

"AND Co." means the Anglo-Newfoundland Development Corporation

"Anomaly" a deviation from the typical geological pattern

"Asarco" means Asarco Inc., the American-based mineral processing company which co-owned the Buchans Mine from 1926 to 197 6;

" Au " abbreviation for gold

" Auriferous float" rock containing concentrations of gold

"Batholith" a large intrusive mass of igneous rock

"Chalcopyrite" means a mineral containing copper, iron, and sulphur and is an ore mineral of copper;

"Disseminated" or "dissemination" is a descriptive term referring to mineral grains, which are scattered evenly throughout a rock;

"EM" means electromagnetic and generally refers to a class of geophysical survey useful in concentrations of sulphides;

"Gabbro"  a type of igneous rock

"Galena" means a mineral containing lead and sulphur and is an ore mineral of lead

"Greenschist facies" means the alteration of rock through a particular series of temperature, pressure, and composition changes to products typical of low-grade regional metamorphism;

"Igneous rock"  a rock formed by the crystallization of molten rock or magma

"Magnetic survey" means a class of geophysical survey, which determines the magnetic properties of a rock

"Massive sulphide" means a rock comprised entirely of metallic minerals;

"Mineralization" means the process by which minerals are introduced and concentrated within a host rock, and the product of this process;

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"Net profits interest royalty" means a percentage of the dollar proceeds from the sale of minerals, after all costs relating to the production, manufacture and sale of the minerals are deducted;

"Net smelter return royalty" means a percentage of the gross dollar proceeds obtained from the sale of minerals with only minor cost deductions for shipping, insurance and smelter penalties allowed;

"Orebody" a natural aggregate of one or more minerals which, at a specific time and place, may be mined and sold at a profit, or from which some part can be profitably separated

"Ordovician" means a time period, approximately 500 to 440 million years ago;

"Pleistocene" means a time period, approximately 8,000 years ago to 2,000 years ago;

"Sedimentary Rock" rock formed from material derived from pre-existing rock through mechanical means

"Sphalerite" means a mineral containing zinc and sulphur and is an ore mineral of zinc

"Stockwork" means a three-dimensional network of veinlets;

"Total field magnetics" means the magnetic responses of the rock, as collected from a "magnetic survey"

" Turbidite" a type of sedimentary rock

"Volcanogenic massive sulphide" or "VMS" means the accumulation of metals precipitated on the ocean floor associated with ocean-floor volcanism and which are enriched in iron and other metals;

"Volcaniclastic" means a sediment containing material of volcanic origin;

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ITEM 1.  	CHANGES IN CONTROL OF REGISTRANT.

(a)	Merger Agreement

Pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated July 22, 2002, Globenet Resources Inc. (the "Company"), a British Columbia corporation, acquired all the outstanding shares of common stock of Woodridge Capital Corp. ("Woodridge"), a Delaware corporation, from the shareholders thereof in an exchange of an aggregate of 150,000 shares of common stock of the Company (the "Acquisition"). Immediately following the Acquisition Globenet Resources (Delaware) Corp. ("Subco") a Delaware corporation and a wholly-owned subsidiary of the Company merged with Woodridge (the "Merger").

The Acquisition was approved by the unanimous consent of the Board of Directors of Woodridge and its shareholders on July 23, 2002. The Acquisition was effective on July 23, 2002. The Merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on July 23, 2002. The Merger was effective on July 26, 2002. The Acquisition and Merger is intended to qualify as reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Upon effectiveness of the Acquisition and Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), the Company elected to become the successor issuer to Woodridge for reporting purposes under the United States Securities Exchange Act of 1934 (the "1934 Act") and elects to report under the 1934 Act effective July 30, 2002.

A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b)	Control of the Company

The Company had 6,838,636 shares of common stock issued and outstanding prior to the Acquisition, and will have 6,988,636 shares issued and outstanding following the Acquisition. Woodridge had 725,000 shares of common stock issued and outstanding prior and after the Acquisition.

The following table sets forth each person known by Woodridge to be the beneficial owner of five percent or more of the Woodridge's Common Stock, prior to the closing of the Acquisition, all directors individually and all directors and officers of Woodridge as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

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                      Name and Address       Amount and Nature    Percent of
Title of Class        of Beneficial Owner    of Beneficial Owner   Class
--------------        -------------------    -------------------  ----------
Common shares         Colin Watt  			725,000		100%
No par value          1350- 605 Robson Street
	                Vancouver BC

All Directors and Officers as a Group	      725,000 		100%

The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of July 29, 2002, after taking into effect the Acquisition, of (1) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (2) each of the Company's directors and officers, and (3) all directors and officers of the Company as a group:

                      Name and Address       Amount and Nature    Percent of
Title of Class        of Beneficial Owner    of Beneficial Owner   Class
--------------        -------------------    -------------------  ----------

No Par Value 		ROGER KIDLARK		68,000 Shares	1.0%
Common Stock        	212 - 1128 6th Avenue N.W.
		         	New Westminster, BC
 				President and Director


No Par Value		JACK MILLIGAN		nil			nil
Common Stock		3936 Westridge
				West Vancouver, BC
				Director


No Par Value		KERRY SPARKES		100,000 Shares	1.5%
Common Stock		2336 Riverbank Place
	 			North Vancouver, BC
 	 			Director


No Par Value		SHIRLEY MOONEY		715,000 Shares	10.5%
Common Stock		# 25-8551 General Currie Road
	  			Richmond, BC
      	  		Corporate Secretary

No Par Value		DAVID PATTERSON		1,150,000 Shares	16.8%
Common Stock		2348 Orchard Lane
				West Vancouver, BC

				577 174 B.C. LTD.		500,000 Shares	7.3%
				415 Gordon Avenue
				West Vancouver, BC

No Par Value		CERES INVESTMENTS INC.	600,000 Shares	8.8%
Common Stock		Suite 1360 - 605 Robson Street
				Vancouver, BC

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No Par Value		ALIX V. PATTERSON		550,000 Shares	8.0%
Common Stock		2348 Orchard Lane
				West Vancouver, BC

No Par Value		MARTIN LEHN			550,000 Shares	8.0%
Common Stock		15490 Cliff Avenue
				White Rock, BC

No Par Value		DAVID BAKER			650,000 Shares	9.5%
Common Stock		4567 Hollypark Court
				Delta, BC

No Par Value		PACIFIC VENTURE		1,079,500 Shares	15.8%
Common Stock		MARKETING CORP.
				# 25-8551 General Currie Road
				Richmond, BC

No Par Value		ZURICHBERG 			400,000 Shares	5.8%
Common Stock		TREUHAND AG
				Zurichbergstrasse 199, 8044
				Zurich, Switzerland

No Par Value		CARATAX LIMITED		347,223 Shares	5.1%
Common Stock		PARTNERSHIP
				2500 - 181 Bay Street
				Toronto, ON

All Directors and Officers as a Group		883,000 Shares	12.9%

(1)	All ownership is beneficial and of record, unless indicated otherwise and includes shares issuable upon exercise of outstanding options, warrants or other common stock equivalents that are exercisable within 60 days.

(2)  	Beneficial owners listed above have sole voting and investment power with respect to the shares shown, unless otherwise indicated.

As of July 29, 2002 the Company had 301 shareholders of record.

Other than as disclosed above the Company is not aware of any other company, any foreign government or any other person, jointly or severally, that directly or indirectly controls the Company. The Company is not aware of any arrangements the operation of which may at a future date result in a change in control of the Company.

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Beneficial ownership in this Form 8K is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of the Company's common stock that maybe acquired upon exercise of stock options or warrants are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(c)    	Description of Woodridge Capital Corp.

Woodridge was organized under the laws of the State of Delaware on October 18, 2000. Woodridge was organized for the purposes of creating a corporate vehicle to locate and acquire an operating business entity which management of Woodridge felt would be a suitable acquisition (a "Target Company"). Woodridge recognized that as a result of its limited financial, managerial and other resources, the number of suitable potential businesses that would be available to it would be limited. Woodridge's principal business objective was to seek long-term growth potential in the business in which it intended to participate in rather than immediate, short-term earnings.

Woodridge did not restrict its search to any specific business, industry or geographical location. It sought to acquire a Target Company which was looking to avail itself of the benefits of being a "reporting issuer" in order to facilitate capital formation to expand into new markets.

In order to better facilitate its business goals Woodridge voluntarily filed with the SEC a Form 10SB12G on December 22, 2000 and became a "reporting issuer" under the 1934 Act on February 20, 2001.

Woodridge did not, until the Merger, engage in any business activities other than the identifying, investigating, and analyzing potential Target Companies. Since its formation Woodridge has had limited finances and no material assets or liabilities. Under the terms of the Merger the outstanding assets and liabilities of Woodridge were assumed by Subco. The Company is not obligated to pay any outstanding liabilities of Woodridge as a result of the Merger.

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a)	Criteria for Merger

The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Woodridge and the Company.

In evaluating the Acquisition, Woodridge used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. Woodridge determined that the consideration for the merger was reasonable. In evaluating Woodridge, the Company placed a primary emphasis on Woodridge's status as a reporting company under the Section 12(g) of the 1934 Act, and Woodridge's facilitation of the Company becoming a reporting company under the 1934 Act.

(b)	Corporate History of the Company

Organization of the Company TC \l2 "Incorporation or Organization of the
Company

The Company was incorporated by registration of its Memorandum and Articles under the Company Act (British Columbia) on May 30, 1980 under the name "Lindex Explorations Ltd.". Effective November 15, 1984, the Company consolidated its share capital on a five old for one new basis. On February 14, 1986, the Company changed its name from "Lindex Explorations Ltd." to "Lectus Developments Ltd.". On May 15, 1991, the Company consolidated its shares on a five old for one new basis and changed its name to "Swannell Minerals Corp.". On April 1, 1997, the Company consolidated its shares on a ten old for one new basis and changed its name to "Globenet Resources Inc.".

The head office of the Company is located at 25 - 8551 General Currie Road, Richmond, British Columbia, V6Y 1M3 (Phone: 604-278-1502, Fax: 604-278-1592).
The registered office of the Company is located at Suite 602, 570 Granville Street, Vancouver, British Columbia, V6C 3P1.

The auditors for the Company are Morgan & Company, Chartered Accountants, of Vancouver British Columbia.

Intercorporate Relationships

The Company does not have any subsidiaries.

Employees

The Company presently does not have any employees.   Two of the Company's
directors are geologists. None of the Company's current officers are employed directly by the Company, and all officers devote less than 20% of their time to the Company's business. All of the Company's officers and directors devote a significant amount of their time to other interests or competing businesses, which may conflict with the operations and business of the Company.

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Trading

The Company is a reporting issuer in the Provinces of British Columbia and Alberta, Canada. The Common Shares of the Company are currently listed on the TSX Venture Exchange (the "Exchange") under the symbol GBR.

Business of the Company.

The Company is currently engaged in the acquisition, exploration and, if warranted, development of natural resource properties, and currently holds one principal mineral property, located in the central part of the Province of Newfoundland and Labrador, Canada (the "South Quinn Lake Property").

History

In 1995 the Company acquired an interest in a staking syndicate (the "Syndicate") which in return had a option to acquire a 100% interest in 17 properties totaling 2,529 claims in the Voisey's Bay area of Labrador, Newfoundland (the "Voisey Property"). The Company issued 100,000 common shares from its capital stock to a third party who staked the claims and issued finder fees consisting of 98,583 common shares and $500 to a group who arranged the transaction. In 1998 the Syndicate reduced its holding to 250 core mineral claims. In June, 2000 the Company sold its interest in the 250 claims to Donner Minerals Ltd. of Vancouver, British Columbia for 100,000 common shares of Donner Minerals Ltd.

In early 1999, the Company acquired a 100% interest in 185 contiguous claims in the Lac Rocher area of the northern part of the Province of Quebec (the "Lac Rocher Property"). As consideration, the Company paid $92,500 and issued from its capital stock 50,000 common shares to the vendors. In addition the Company reserved a 3% NSR for the vendors subject to a 2% buyback for $1,000,000. In June 2000 the Company sold its interest in the properties for $17,000 to Novawest Resources Inc and Goldeye Exploration Limited.

On March 20, 2000, the Company announced the proposed acquisition of Nascent Advisers S.A. ("Nascent"), an Internet incubator located in Geneva, Switzerland and Paris, France. Under the terms of the proposed acquisition, the Company was to issue up to 37,000,000 shares in its capital stock for all of the issued and outstanding shares of Nascent.

With the proposed acquisition of Nascent and the consequent change in the Company's focus from mineral exploration to Internet incubator, the Company, in June 2000 sold its remaining interests in the Voisey and Lac Rocher properties. Due to market conditions, on July 10, 2000, the Company agreed with Nascent to terminate the proposed acquisition.

Following the termination of its agreement with Nascent, the Company focused its attention on seeking out a suitable business opportunity. On May 24, 2002, the Company announced the acquisition of an option to acquire a 100% interest in the South Quinn Lake Property.

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South Quinn Lake Property

The following is a description of the South Quinn Lake Property. The description of the property is summarized from the Technical Report dated June 17, 2002 prepared for the Company by Kerry Sparkes, M.Sc., P.Geo., a director of the Company.

Acquisition

Under an agreement dated May 24, 2002 with South Coast Ventures Inc. ("South Coast") of St. John's, Newfoundland, the Company was granted an option (the "Option") to acquire a 100% interest in the South Quinn Lake Property. In consideration of the grant of the Option, the Company agreed to pay South Coast cash consideration of $75,000 and issue to South Coast a total of 300,000 of the Company's common shares in staged payments: $5,000 and 20,000 common shares on Exchange acceptance, $5,000 and 30,000 common shares on or before November 23, 2002; $15,000 and 75,000 common shares on or before May 23, 2003; $20,000 and 75,000 common shares on or before May 23, 2004; $30,000 and 100,000 common shares on or before May 23, 2005. The Company also agreed to expend $400,000 in cumulative exploration expenditures on the South Quinn Lake Property by May 23, 2005. South Coast will retain a 21/2% NSR in production on the South Quinn Lake Property, of which the Company can purchase 1% for $1,000,000.

The Company received Exchange approval to the Option on June 24, 2002.

Property Description and Location

The South Quinn Lake Property is located in central part of the Province of Newfoundland, Canada, 55 km south of Buchans and about 75 km by road southeast of Millertown and is comprised of two mapped staked licences issued under the Mineral Act (Newfoundland). Assessment requirements in the first year are $200 per claim, and the assessment requirement escalates by $50 per claim per year for the first five years reaching $400 per claim in year 5. Years six through ten require $600 in annual assessment. Also in year six, a licence renewal fee of $50 per claim is charged. A summary of the titles comprising the property is listed in Table 1.

 					  Table 1

LICENCE 	CLAIMS	HECTARES	STAKED	CREDITS	EXCESS
#

6972M (1)	12		300		1999.07.19	$7255		$1855
8876M (2)	24		600		2002.05.24	$0		$0
(1)	requires $1745 to be spent by 2002.08.19
(2)	requires $ 4800 to be spent by 2003.08.24

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Accessibility, Climate, Local Resources, Infrastructure and Physiography

The property is accessible by several logging roads, which pass adjacent to the property. Local infrastructure of mining significance includes the Star Lake hydroelectric generating facility located 25 km to the west, and the Millertown hydroelectric facility located 60 kilometers to the north.

Undulating, hilly areas of moderate relief characterize the South Quinn Lake Property region. Elevation ranges from 325 meters at the level of Rogerson Lake to 450 meters above sea level on the highest hill within the property. Vegetation consists of spruce and fir forest with 30% bog and scrub. The region is covered with a thin veneer of Pleistocene glacial till and outwash deposits typically 2 to 10 m thick, but reaching 30 m thick locally. Outcrop exposure ranges from small areas of high outcrop density to large areas with few exposures. Typical seasonal variation includes snowy winters from late November to March and hot humid summers from June to September.

Regional Geology

The Victoria Lake Group includes all pre-Caradocian volcanic and sedimentary rocks in the area bounded by Grand Falls in the northeast and King George IV Lake in the southwest, Red Indian Lake in the northwest and Noel Paul's Brook in the southeast. The group has proven to be very favourable for volcanogenic massive sulphides and significant shear zone hosted lode gold mineralization.

Regionally, the Victoria Lake Group can be subdivided into three belts defined by their dominant lithology: (1) the Tulks Hill volcanic belt to the southwest which includes the Victoria Mine sequence; (2) the Tally Pond volcanic belt to the southeast, and (3) a volcanically derived sedimentary belt in the northeast which in part is a lateral equivalent of the volcanic belts.

The Victoria Lake Group has an inhomogeneously developed, regional penetrative foliation defined by the orientation of chlorite and sericite, flattened clasts and elongated crystal augen. The intensity of this foliation, which is subparallel to bedding and axial planar to tight to isoclinal folds, increases to the southwest. The rocks have been metamorphosed to the lower-greenschist facies, except locally along their southern margin where middle-greenschist to lower-amphibolite facies rocks are present.

Property Geology

Regionally the area is located within easterly trending Ordovician and older sedimentary and volcanic rocks of the Tally Pond Belt with younger Silurian to Devonian mafic to felsic intrusive rocks.

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Page 13

The property is predominantly underlain by a clastic sedimentary sequence with a central volcanogenic unit. The general geological strike in the area is 080? with steep dips towards the south. Towards the north these rocks are in fault contact with the Silurian-aged Rogerson Lake conglomerate, and towards the south they are in contact with a large Silurian to Devonian granitic batholith. The clastic sequence is composed of fine-grained siltstone, sandstone and graphitic sediments with lesser-intercalated pebble conglomerates.

The central volcanogenic unit comprises mainly variably reworked felsic tuffs with lesser reworked mafic tuff and mafic volcanic and intrusive rock. The unit is at least 400m thick where the mineralized float is located and appears to thicken eastward and grade into more proximal felsic quartz-eye and lapilli tuffs. The felsic derived sediments are extensively Fe-carbonate altered and sheared along the main trend of mineralized float.

Exploration History

American Smelting and Refining Company of New York, New York undertook the earliest recorded work in the area in the late 1960's and early 1970's when regional soil geochemistry surveys and reconnaissance ground geophysics covered various anomalies outlined by an airborne-EM survey in the area. No significant showings were located and there is no indication that their geochemistry produced any anomalous values in the area.

Noranda Inc. of Toronto, Ontario began exploring the area in the late 1970's and 1980's when it entered into a joint venture agreement with Price Nfld. Co. Ltd of Grand Falls, Newfoundland. Initial work included regional reconnaissance geological mapping and stream silt sampling. The latter survey outlined numerous Pb, Zn anomalies in the Wilding Lake, Lake Douglas and Haven Steady areas.

As a follow-up to the regional geochemistry survey, an airborne EM survey was flown in the winter of 1983 and covered from the South Quinn Lake area north to Reid Lot 235, south of the Rogerson Lake conglomerate. Subsequent ground follow-up focused on targets in the area between Lake Douglas and Reid Lot
235.  No airborne follow-up was undertaken in the South Quinn Lake area.

The area remained inactive until 1988 when it was covered as part of a regional Au geochemistry program. Both basal till sampling and lake sediment geochemistry surveys produced anomalous Au and base metal values in and around South Quinn Lake. Reconnaissance prospecting was successful in locating several angular quartz boulders bearing pyrite, arsenopyrite and chalcopyrite over a strike length of 1.4 km, which returned values between
9.4 g/t Au, and 30.8 g/t Au. Several floats of massive to semi-massive arsenopyrite were also located which returned assays between 1.7 g/t Au and
2.15 g/t Au.

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Page 14

A grid was established on the property and covered with geological, soil geochemical and geophysical surveys, including magnetics VLF-EM, HLEM (max-min) and induced polarization. A limited trenching program undertaken in 1990 was successful in exposing a vein of semi-massive arsenopyrite and quartz, which returned an assay of 11.7 g/t Au over 0.6m. A single hole drilled beneath the trench encountered a 5.2 meter wide breccia zone containing 15-20% arsenopyrite with 0.5 g/t Au over 1.0m. Several coincident I.P. and soil anomalies remain untested.

Proposed Exploration

The Company presently contemplates undertaking a Phase I exploration program (the "Phase I Program") consisting of a comprehensive geological evaluation of the property. This evaluation would include re-establishing the old Noranda grid, geological mapping and prospecting to trace the full extent of the mineralized zone, and trenching of any new soil anomalies that are coincident with induced polarization geophysics. Mag and VLF will aid in delineating the structure that controls the mineralization. It is estimated that the Phase I Program will take about 1 month and cost up to $65,000

On completion of the Phase I Program, the Company anticipates a Phase II exploration program (the "Phase II Program") would be undertaken involving drill testing the main zone to a vertical depth of 50 meters with 200 meter spaced holes, with a 300 to 600 metre drill program. It is estimated that the Phase II Program will take about 1 month and cost up to $85,000.

Funding requirements

The Company currently has sufficient funds for the Phase I Program. The Company will need to raise additional capital to undertake the Phase II Program. The Company proposes to raise additional financing through the sale of equity securities during the next fiscal year, although there can be no assurance that such funding will be available or that such funding, if available, can be obtained on terms acceptable to the Company. In the event that future equity financing cannot be raised or negotiations for joint venture funding are not successful, the Company's activities may be curtailed and this may adversely affect the Company's ability to carry out the required level of expenditures to earn or maintain an equity interest in the South Quinn Lake Property.

There is no assurance that the Company will earn revenue, operate profitably or provide a return on investment to its security holders.

Should the Company decide that future exploration is warranted on the South Quinn Lake Property a critical part of the Company's business plan will require it to fund future exploratory costs. There can be no assurance that the Company will be able to successfully raise the capital required, when required, to meet its costs, or that it will successful in discovering commercial quantities of minerals or that it will have access to funds to develop a successful discovery without significant dilution or cost to the Company's stockholders.

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 (c) 	Management's Discussion and Analysis of Financial Condition and Results
of Operations

United States Generally Accepted Accounting Principles

See note 8 to the Financial Statements for a comparison of Canadian GAAP and United States GAAP as applicable to the Company's operations.

Historically, the Company has been financed through the sale of its common shares, either by way of private placement or through the exercise of warrants or options. The Company does not expect to deviate from this practice, and fully anticipates undertaking further private placements or public offerings in the future in order to investigate and take advantage of business opportunities which may arise.

Results of Operations

The following management discussion and analysis reviews the financial statements of the Company for the past two fiscal years and offers an explanation as to material changes which occur from year to year. Reference should be made to the complete text of the Company's consolidated financial statements, together with the notes and auditor's reports thereon.

Fiscal year ended July 31, 2001 compared to the fiscal year ended July 31,
2000

The Company's expenses for the year ended July 31, 2001 were $93,304 as compared to $135,522 for the fiscal year ended July 31, 2000 reflecting the Company's reduced activity following its failure to complete the acquisition of Nascent Advisers S.A., the Internet incubator. The reduction in expenses is predominantly attributable to a decrease in management fees from $43,000 in 2000 to $30,000 in 2001; office and printing costs from $59,100 in 2000 to $25,593 in 2001; and legal fees from $11,281 in 2000 to $2,236 in 2001.

The Company incurred a net loss of $90,047 for the year ended July 31, 2001. During the fiscal year ended July 31, 2000, it incurred a net loss of $689,155. The net loss for 2000 included $559,181 in mineral property costs written-off. The mineral property costs written-off related to the Company's interests in the Voisey and Lac Rocher Properties.

The Company had interest income of $3,257 in the year ended July 31, 2001 and interest income of $5,548 in the year ended July 31, 2000. The Company did not have any other income in fiscal 2001 and 2000.

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Page 16

The Company did not incur any mineral property acquisition, exploration or development costs during fiscal 2001 or 2000.

Fiscal year ended July 31, 2000 compared to the fiscal year ended July 31,
1999

The Company's expenses for the year ended July 31, 2000 were $135,522 as compared to $140,975 for the fiscal year ended July 31, 1999.

The Company incurred a net loss of $689,155 for the year ended July 31, 2000. The net loss included $559,181 in mineral property costs written-off. The mineral property costs written-off related to the Company's interest in the
Voisey and Lac Rocher Properties.   During the fiscal year ended July 31,
1999, the Company incurred a net loss of $860,659, including $735,310 in mineral property costs written-off. The mineral property costs written-off related to the Company's mineral properties in Argentina.

The Company had interest income of $5,548 in the year ended July 31, 2000 and interest income of $15,626 in the year ended July 31, 1999. The Company did not have any other income in fiscal 2000 or 1999.

The Company did not incur any mineral property acquisition, exploration or development costs during fiscal 2000 or 1999.

Liquidity and Capital Resources

The Company did not carry out any financing activities in fiscal 2001.

The Company had a working capital surplus of $97,833 at July 31, 2001 compared to a working capital surplus of $176,831 at July 31, 2000. The decrease in its working capital surplus between July 31, 2000 and July 31, 2001 is attributable to the lack of financing activities as a result of the failure of the Company to proceed with the acquisition of Nascent.

On July 26, 2002, the Company closed a private placement of 1,975,000 units at a price of $0.10 per unit, for gross proceeds of $197,500. Each unit is comprised of one common share and one common share purchase warrant, with each share purchase warrant entitling the holder to purchase one additional common share for a period of two years at a price of $0.12 per share. On July 26, 2002, the Company closed a second private placement of 950,000 units at a price of $0.20 per unit for gross proceeds of $190,000. Each unit is comprised of one common share and one common share purchase warrant, with each share purchase warrant entitling the holder to purchase one additional common share for a period of two years at a price of $0.25 per share. The funds raised by way of the two private placements will be used to further exploration on the Company's South Quinn Lake Property and for working capital purposes.

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As of April 30, 2002, the date of the Company's most recent nine month quarterly financial statements, the Company had total assets of $51,487 ($8,258 of cash, $34,662 of accounts receivable, $5,000 of marketable securities and $3,567 of furniture and fixtures); $8,200 of accounts payable and accrued liabilities; and shareholders' equity of $51,487. During that period, the Company had net losses of $58,742 and a net loss per share of $0.01. The majority of the expenditures during the nine months ended April 30, 2002 were for accounting and auditing fees, management fees and office rent.

As of the date of this Form 8K, the Company has the following securities issued and outstanding: (i) 6,838,636 common shares; (ii) 2,925,000 share purchase warrants; and (iii) 165,000 share purchase options.

Capital Requirements update

The Company's greatest cash requirements during 2002 will be for funding its obligations on the South Quinn Lake Property. The Company will be seeking to fund activities and other operating needs in the next twelve months from funds to be obtained through private placements or public offerings of debt or equity securities.

Subsequent to the next 12 months, the Company plans to continue financing it operations and capital requirements with new private financings and public offerings of debt and equity securities.

The Company expects that its existing capital requirements arising from its operations will be met from the Company's equity financing although there can be no assurances that such financings will occur.

Qualitative Information about Market Risk

Currency Exchange Rate Sensitivity

The results of the Company's operations are subject to currency transnational risk and currency transaction risk. Regarding currency transnational risk, the operating results and financial position of the Company are reported in Canadian dollars in the Company's consolidated financial statements. The fluctuation of the US dollar in relation to the Canadian dollar will therefore have an impact upon the profitability of the Company and may also affect the value of the Company's assets and the amount of shareholders' equity.

In regards to transaction risk, the Company's functional currency is the Canadian dollar and its activities are predominantly executed using the Canadian dollar. The Company does not incur any of its expenses in U.S. dollars. The Company has not entered into any agreements or purchased any instruments to hedge any possible currency risks at this time.

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Interest Rate Sensitivity

The Company currently has no significant short term or long term debt requiring interest payments. As a result, the Company has not entered into any agreement or purchased any instrument to hedge against possible interest rate risks at this time.

Taxation

The following is a general discussion of certain possible Canadian and United States federal income tax consequences, under current law, generally applicable to a U.S. Holder (as hereinafter defined) of common shares of the Company. This discussion does not address all potentially relevant federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of federal income tax law, such as those described below as excluded from the definition of a U.S. Holder. In addition, this discussion does not cover any state, local, or foreign tax consequences.

THE DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY HOLDER OR PROSPECTIVE HOLDER OF COMMON SHARES OF THE COMPANY AND NO OPINION OR REPRESENTATION WITH RESPECT TO THE CANADIAN OR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO ANY SUCH HOLDER OR PROSPECTIVE HOLDER IS MADE. ACCORDINGLY, HOLDERS AND PROSPECTIVE HOLDERS OF COMMON SHARES OF THE
COMPANY SHOULD CONSULT THEIR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF COMMON SHARES OF THE COMPANY.

U. S. Holders

As used herein, a "U.S. Holder" means a holder of common shares of the Company who is a citizen or individual resident of the United States, a company or partnership created or organized in or under the laws of the United States or of any political subdivision thereof or a trust whose income is taxable in the United States irrespective of source. This summary does not address the tax consequences to, and U.S. Holder does not include, persons subject to specific provisions of federal income tax law, such as tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals, persons or entities that have a "functional currency" other than the U.S. dollar, shareholders who hold common shares as part of a straddle, hedging or a conversion transaction, and shareholders who acquired their common shares through the exercise of employee stock options or otherwise as compensation for services.

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Page 19

A "U.S. Resident" means a U.S. Holder who (i) is a resident of the United States for the purposes of the Canada-United States Income Tax Convention, 1980 (the "Convention"); (ii) is not currently, nor has previously been a resident of Canada or deemed to be a resident of Canada for the purposes of the Income Tax Act (Canada) (herein referred to as the "Canada Tax Act") at any time while the holder has held common shares; (iii) holds his or her common shares as capital property; (iv) deals at arm's length with the Company for the purposes of the Canada Tax Act; and (v) does not use or hold, and is not deemed under the Canada Tax Act to use or hold, such common shares in carrying a business or performing independent services in Canada. Common shares will generally be considered to be capital property to a U.S. Resident unless they are held as inventory in the course of carrying on a business or were acquired in a transaction considered to be an adventure or concern in the nature of trade.

This summary is limited to U.S. Holders who own common shares as capital assets. This summary does not address the consequences to a person or entity holding an interest in a shareholder or the consequences to a person of the ownership, exercise or disposition of any options, warrants or other rights to acquire common shares.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is based upon the current provisions of the Canada Tax Act and the regulations (the "Regulations") enacted thereunder as at the date hereof, the Company's understanding of the current published administrative and assessing policies of the Canada Customs and Revenue Agency, all specific proposals to amend the Canada Tax Act and the Regulations publicly announced by the Minister of Finance before the date hereof (the "Proposed Amendments") and the provisions of the Convention as at the date hereof. This summary does not take into account provincial, territorial or foreign income tax considerations (see "United States Federal Income Tax Consequences" below), and does not take into account or anticipate any changes in law, whether by judicial, governmental or legislation decision or action except to the extent of the Proposed Amendments. No assurance can be given that any of the Proposed Amendments will be enacted into law or that legislation will implement the Proposed Amendments in the manner now proposed.

Distribution on Common Shares of the Company

Under the Convention, dividends which are paid or credited, or are deemed to be paid or credited, to a U.S. Resident in respect of the common shares will generally be subject to Canadian withholding tax at a rate of 5% of the gross amount of the dividends if the beneficial owner of the dividends is a company which owns at least 10% of the voting stock of the Company or 15% of the gross amount of the dividends if the beneficial owner of the dividends is any other U.S. Resident (other than certain exempt organizations referred to in Article XXI of the Convention).

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Disposition of Common Shares of the Company

A U.S. Resident will generally not be subject to tax under the Canada Tax Act in respect of any capital gain realized on the disposition or deemed disposition of common shares unless such common shares are "taxable Canadian property", as defined in the Canada Tax Act, to the U.S. Resident. The common shares will not generally constitute taxable Canadian property to a U.S. Resident unless either (i) at any time during the five -year period ending at the time of the disposition of the common shares by such U.S. Resident, 25% or more of the issued shares (and in the view of the Canada Customs and Revenue Agency, taking into account any rights to acquire shares) of any class or series of the capital stock of the Company were owned by such U.S. Resident, persons with whom the U.S. Resident did not deal at arm's length or such U.S. Resident together with such persons, or (ii) the U.S. Resident's common shares are otherwise deemed to be taxable Canadian property. Capital gains realized on the disposition of common shares that constitute taxable Canadian property to a U.S. Resident will nevertheless, by virtue of the Convention, not be subject to tax under the Canadian Tax Act, provided that shares of the Company do not derive their value principally from real property, including the right to explore for or exploit natural resources and rights to amounts computed by reference to production, situated in Canada at the time of disposition.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is based upon the sections of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable, any or all of which could be materially and adversely changed, possibly on a retroactive basis, at any time. This discussion does not consider the potential effects, both adverse and beneficial, of any recently proposed legislation which, if enacted, could be applied, possibly on a retroactive basis, at any time.

Distribution on Common Shares of the Company

U.S. Holders receiving dividend distributions (including constructive dividends) with respect to common shares of the Company are required to include in gross income for United States federal income tax purposes the gross amount of such distributions equal to the U.S. dollar value of such dividends on the date of receipt (based on the exchange rate on such date) to the extent that the Company has current or accumulated earnings and profits, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be credited, subject to certain limitations, against the U.S. Holder's federal income tax liability or, alternatively, may be deducted in computing the U.S. Holders' federal taxable income by those who itemize deductions. (See more detailed discussion at "Foreign Tax Credit" below). To the extent that distributions exceed current or accumulated earnings and profits of the Company, they will be treated first as a return of capital up to the U.S. Holder's adjusted basis in the common shares and thereafter as gain from the sales of exchange of the common shares. Preferential tax rates for long-term capital gains are applicable to a U.S. Holder which is an individual, estate or trust. There are currently no preferential tax rates for long-term capital gains for a U.S. Holder which is a corporation.

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In the case of foreign currency received as a dividend that is not converted by the recipient into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Generally, any gain or loss recognized upon a subsequent sale or other disposition of the foreign currency, including the exchange for U.S. dollars, will be ordinary income or loss. However, an individual whose realized gain does not exceed $200 will not recognize that gain, to the extent that there are no expenses associated with the transaction that meet the requirement for deductibility as a trade or business expense (other than travel expenses in connection with a business trip) or as an expense for the production of income.

Dividends paid on the common shares of the Company will not generally be eligible for the dividends received deduction provided to companies receiving dividends from certain United States companies. A U.S. Holder which is a company may, under certain circumstances, be entitled to a 70% or 80% deduction of the United States source portion of dividends received from the Company (unless the Company qualifies as a "foreign personal holding company" or a "passive foreign investment company", as defined below) if such U.S. Holder owns shares representing at least 10% or 20%, respectively, of the voting power and value of the Company. The availability of this deduction is subject to several complex limitations which are beyond the scope of this discussion.

Under current temporary Treasury Regulations, dividends paid, and the proceeds of a sales of Company's common shares, will be subject to U.S. information reporting requirements and may also be subject to the 31% U.S. backup withholding tax, unless the Company or paying agent is furnished witha duly completed and signed Form W-9. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a refund or a credit against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

Foreign Tax Credit

A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of common shares of the Company may be entitled, at the option of the U.S. Holder, to either receive a deduction or a tax credit for such foreign tax paid or withheld. Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by-year basis and applies to all foreign taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations which apply to the credit, amount which is the general limitation that the credit cannot exceed the proportionate shares of the U.S. Holder's United States income tax liability that the U.S. Holder's foreign sources income bears to his or its worldwide taxable income. In the determination of the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern this classification process. In addition, this limitation is calculated separately with respect to specific classes of income such as "passive income", "high withholding tax interest", "financial services income", "shipping income", and certain other classifications of income. Dividends distributed by the Company will generally constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" for these purposes. The availability of the foreign tax credit and the application of the limitations on the credit are fact specific, and U.S. Holders of common shares of the Company should consult their own tax advisors regarding their individual circumstances.

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Disposition of Common Shares of the Company

A U.S. Holder will recognize a gain or loss upon the sale of common shares of the Company equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's tax basis in the common shares of the Company. This gain or loss will be a capital gain or loss if the common shares are a capital asset in the hands of the U.S. Holder, which will be long-term capital gain or loss if the common shares of the Company are held for more than one year. Lower long-term capital gain rates will apply if the U.S. Holder is an individual, estate or trust and such U.S. Holder has held the common shares for more than eighteen months. Deduction for net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted. For U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

Other Considerations

In the following circumstances, the above sections of this discussion may not describe the United States federal income tax consequences resulting from the holding and disposition of common shares:

Foreign Personal Holding Company

If at any time during a taxable year more than 50% of the total combined voting power or the total value of the Company's outstanding shares is owned, directly or indirectly, by five or fewer individuals who are citizens or residents of the United States and 50% (60% in the first year) or more of the Company's gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), the Company may be treated as a "foreign personal holding company". In that event, U.S. Holders that hold common shares would be required to include in gross income for such year their allocable portions of such passive income to the extent the Company does not actually distribute such income.

Foreign Investment Company

If 50% or more of the combined voting power or total value of the Company's outstanding shares are held, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701(a)(31)), and the Company is found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that the Company may be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging common shares to be treated as ordinary income rather than capital gain.

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Passive Foreign Investment Company

Certain United States income tax legislation contains rules governing "passive foreign investment companies" ("PFIC") which can have significant tax effects on U.S. Holders of foreign corporations. These rules do not apply to non-U.S. Holders. Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 7% or more of its gross income is "passive income", which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by fair market value (or, if the Company is a controlled foreign Company or makes an election, adjusted tax basis) of its assets that produce or are held for the production of "passive income" is 50% or more. The Company believes that it qualified as a PFIC for the current fiscal year and may qualify as a PFIC in subsequent years. There can be no assurance that the Company's determination concerning its PFIC status will not be challenged or that it will able to satisfy record keeping requirements which will be imposed on a Qualified Electing Fund ("QEF"). Each U.S. Holder of the Company is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation.

A U.S. Holder who holds stock in a foreign corporation during any year in which such Company qualifies as a PFIC may elect to be subject to United States federal income taxation under one of two alternative tax regimes. In the event that no such election is made, the PFIC rules will apply. The following is a discussion of the two alternative elective tax regimes applied to such U.S. Holders of the Company. In addition, special rules apply if a foreign corporation qualifies as both a PFIC and a "controlled foreign Company" (as defined below) and a U.S. Holder owns, directly and indirectly, ten percent (10%) or more of the total combined voting power of classes of shares of such foreign corporation (See more detailed discussion at "Controlled Foreign Company" below).

Assuming that the Company satisfies record-keeping requirements, a U.S. Holder who elects in a timely manner to treat the Company as a QEF (an "Electing U.S. Holder") will be subject, under Section 1293 of the Code, to current federal income tax for any taxable year in which the Company qualifies as a PFIC on his pro rata share of the Company's (i) "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) "ordinary earnings" (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the shareholder's taxable year in which (or with which) the Company's taxable year ends, regardless of whether such amounts are actually distributed.

The effective QEF election also allows the Electing U.S. Holder to (i) generally treat any gain realized on the disposition of Company common shares (or deemed to be realized on the pledge of his shares) as capital gain; (ii) treat his share of the Company's net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of the Company's annual realized net capital gain and ordinary earnings subject, however, to an interest charge. If the Electing U.S. Holder is not a corporation, such an interest charge would be treated as "personal interest" that is not deductible.

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The procedure a U.S. Holder must comply with in making an effective QEF election will depend on whether the year of the election is the first year in the U.S. Holder's holding period in which the Company is a PFIC. If the U.S. Holder makes a QEF election in such first year, i.e., a timely QEF election, then the U.S. Holder may make the QEF election by simply filing the appropriate documents at the time the U.S. Holder files his tax return for such first year. If, however, the Company qualified as a PFIC in a prior year, then in addition to filing documents, the U.S. Holder must elect to recognize (i) under the rules of Section 1291 of the Code (discussed below), any gain that he would otherwise recognize if the U.S. Holder sold his stock on the qualification date or (ii) if the Company is a controlled foreign corporation, the U.S. Holder's pro rata share of the Company's post-1986 earnings and profits as of the qualification date. The qualification date is the first day of the Company's first tax year in which the Company qualified as a "qualified electing fund" with respect to such U.S. Holder. The elections to recognize such gain or earnings and profits can only be made if such U.S. Holder's holding period for the common shares of the Company includes the qualification date. By electing to recognize such gain or earnings and profits, the U.S. Holder will be deemed to have made a timely QEF election. A U.S. Holder who made elections to recognize gain or earnings and profits after May 1, 1992 and before January 27, 1997 may, under certain circumstances, elect to change such U.S. Holder's qualification date to the first day of the first QEF year. U.S. Holders are urged to consult a tax advisor regarding the availability of and procedure for electing to recognize gain or earnings and profits under the foregoing rules. In addition, special rules apply if a foreign corporation qualifies as both a PFIC and a "controlled foreign corporation" (as defined below) and a U.S. Holder owns, directly and indirectly, ten percent (10%) or more of the total combined voting power of classes of shares of such foreign corporation (See more detailed discussion at "Controlled Foreign Corporation" below).

If the Company no longer qualifies as a PFIC in a subsequent year, a timely QEF election will remain in effect, although not applicable, during those years that the Company is not a PFIC. Therefore, if the Company requalifies as a PFIC, the QEF election previously made is still valid, and the U.S. Holder is required to satisfy the requirements of that election.
Furthermore, a QEF election remains in effect with respect to a U.S. Holder, although dormant, after a U.S. Holder disposes of its entire interest in the Company. Upon the U.S. Holder's reacquisition of an interest in the Company, the QEF election will apply to the newly acquired stock of the Company.

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Effective for tax years of U.S. Holders beginning after December 31, 1997,
U.S. Holders who hold (actually or constructively) marketable stock of a foreign corporation that qualifies as a PFIC, may annually elect to mark such stock to the market (a "mark-to-market election"). If such an election is made, such U.S. Holder will not be subject to the special taxation rules of
Section 1291 described below for the taxable year for which the mark-to-market election is made. A U.S. Holder who makes such an election will include in income for the taxable year for which the election was made in an amount equal to the excess, if any, of the fair market value of the common shares of the Company as of the close of such tax year over such U.S. Holder's adjusted basis in such common shares. In addition, the U.S. Holder is allowed a deduction for the lesser of (i) the excess, if any, of such U.S. Holder's adjusted tax basis in the common shares over the fair market value of such shares as of the close of the tax year, or (ii) the excess, if any, of (A) the mark-to-market gains for the common shares in the Company included by such U.S. Holder for prior tax years, including any amount which would have been included for any prior tax year but for Section 1291 interest on tax deferral rules discussed below with respect to Non-Electing U.S. Holders, over (B) the mark-to-market losses for shares that were allowed as deductions for prior tax years. U.S. Holder's adjusted tax basis in the common shares of the Company will be increased to reflect the amount included or deducted as a result of a mark-to-market election. A mark-to-market election only applies to the taxable year in which the election was made. A separate election must be made by a U.S. Holder for each subsequent taxable year. Because the Internal Revenue Service has not established procedures for making a mark-to-market election, U.S. Holders should consult their tax advisor regarding the manner of making such an election.

If a U.S. Holder does not make a timely QEF or mark-to-market election during a year in which it holds (or is deemed to have held) the shares in question and the Company is a PFIC (a "Non-electing U.S. Holder"), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reasons of a pledge) of his Company common shares and (ii) certain "excess distributions", as specifically defined, by the Company.

A Non-electing U.S. Holder generally would be required to pro rate all gains realized on the disposition of his Company common shares and all excess distributions on his Company common shares over the entire holding period for the Company. All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to the first taxable year of the Company during such U.S. Holder's holding period and beginning after January 1, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The Non-electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. A Non-electing U.S. Holder that is not a corporation must treat this interest charge as "personal interest" which, as discussed above, is wholly nondeductible. The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance

If the Company is a PFIC for any taxable year during which a Non-electing U.S. Holder holds Company common shares, then the Company will continue to be treated as a PFIC with respect to such Company common shares, even if it is no longer definitionally a PFIC. A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize a gain (which will be taxed under the rules discussed above for Non-electing U.S. Holders) as if such Company common shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Code, the IRS has issued proposed regulations that, subject to certain exceptions, would treat as taxable certain transfers of PFIC stock by Non-Electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. Generally, in such cases the basis of the Company common shares in the hands of the transferee and the basis of any property received in the exchange for those common shares would be increased by the amount of gain recognized. An Electing U.S. Holder would not be taxed on certain transfers of PFIC stock, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death. The transferee's basis in this case will depend on the manner of the transfer. In a transfer at death, for example, the transferee's basis is equal to (i) the fair market value of the Electing U.S. Holder's common shares, less (ii) the excess of the fair market value of the Electing U.S. Holder's common shares reduced by the U.S. Holder's adjusted basis in these common shares at death. The specific tax effect to the U.S. Holder and the transferee may vary based on the manner in which the common shares are transferred. Each U.S. Holder of the Company is urged to consult a tax advisor with respect to how the PFIC rules affect their tax situation.

Certain special, generally adverse, rules will apply with respect to Company common shares while the Company is a PFIC whether or not it is treated as a QEF. For example under Section 1298(b)(6) of the Code, a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such shares.

Controlled Foreign Company

If more than 50% of the voting power of all classes of shares or the total value of the shares of the Company is owned, directly and indirectly, by citizens or residents of the United States, United States domestic partnerships and companies or estates or trusts other than foreign estates or trusts, each of whom own 10% or more of the total combined voting power of all classes of shares of the Company ("United States shareholder"), the Company could be treated as a "controlled foreign Company" under Subpart F of
the Code.   This classification would effect many complex results one of which is the inclusion of certain income of a CFC which is subject to current U.S. tax. The United States generally taxes a United States shareholder of a CFC currently on their pro rata shares of the Subpart F income of the CFC. Such U.S. shareholders are generally treated as having received a current distribution out of the CFC's Subpart F income and are also subject to current U.S. tax on their pro rata shares of the CFC's earnings invested in U.S. property. The foreign tax credit described above may reduce the U.S. tax on these amounts. In addition, under Section 1248 of the Code, gain from the sale or exchange of shares by a U.S. Holder of common shares of the Company who is or was a United States shareholder at any time during the five-year period ending with the sale or exchange is treated as ordinary income to the extent of earnings and profits of the Company attributable to the shares sold or exchanged. If a foreign corporation is both a PFIC and CFC, the foreign corporation generally will not be treated as a PFIC with respect to United States shareholders beginning after 1997 and for taxable years of foreign corporations ending with or within such taxable years of United States shareholders. Special rules apply to United States shareholders who are subject to the special taxation rules under Section 1291 discussed above with respect to PFIC. Because of the complexity of Subpart F, and because it is not clear that Subpart F would apply to U.S. Holders of common shares of the Company, a more detailed review of these rules is outside of the scope of this discussion.

Exchange Controls

There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of Common Shares, other than withholding tax requirements.

There is no limitation imposed by Canadian law or by the constituent documents of the Company on the right of a non-resident to hold or vote Common Shares, other than are provided in the Investment Canada Act (Canada). The following summarizes the principal features of the Investment Canada Act (Canada).

The Investment Canada Act (Canada) requires certain "non-Canadian" individuals, governments, corporations or other entities who wish to acquire a "Canadian business" (as defined in the Investment Canada Act), or establish a "new Canadian business" (as defined in the Investment Canada Act) to file either a notification or an application for review with a governmental agency known as "Investment Canada". The Investment Canada Act requires that certain acquisitions of control by a Canadian business by a "non-Canadian" must be reviewed and approved by the Minister responsible for the Investment Canada Act on the basis that the Minister is satisfied that the acquisition is "likely to be of net benefit to Canada", having regard to criteria set forth in the Investment Canada Act. Only acquisitions of control rules for the determination of whether control has been acquired and, pursuant to those rules, the acquisition of one-third or more of the voting shares of a corporation may, in some circumstances, be considered to constitute an acquisition of control. Certain review able acquisitions of control may not be implemented before being approved by the Minister; if the Minister does not ultimately approve a review able acquisition that has been completed, the acquired Canadian business would be divested. Failure to comply with the review provisions of the Investment Canada Act could result in, among other things, an injunction or a court order directing disposition of assets or shares.

(d) Risk Factors

The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks.

The Company's limited operating history makes it difficult to evaluate the Company's current business and forecast future results

The Company has only a limited operating history on which to base an evaluation of the Company's current business and prospects, each of which should be considered in light of the risks, expenses and problems frequently encountered in the early stages of development of all companies. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance.

The Company's lack of cash flow and additional funding requirements

The Company has no significant source of operating cash flow. The Company has limited financial resources.

The Company anticipates raising such additional capital through public or private financings, as well as through loans and other resources. There is no assurance that the necessary funds would be available to the Company on terms and conditions acceptable to it.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company's current stockholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of the Company's common stockholders.

The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company's operations.

Need for Additional Financing

If the Company wishes to participate further in it's mineral property, or in additional mineral exploration programs, it would need to raise additional financing to pay its share of exploration and drilling costs. There is no assurance that such financing will be available on terms acceptable to the Company or at all.

Limited Operating History

The Company has no history of pre-tax profit. There can be no assurance that the Company's operations will be profitable in the future. The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. There can be no assurance that any such revenues can be generated or that other financing can be obtained.

Environmental Regulation

All phases of the Company's operations in Canada are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Although compliance with such laws is not presently a significant factor in the Company's operations, there is no assurance that compliance with future changes in environmental regulation, if any, will not adversely affect the Company's operations

Jurisdiction

The Company is a Canadian corporation. All of its directors and officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of the Company, directors or officers under the United States federal securities laws. Accordingly, United States shareholders may be forced to bring actions against the Company and its respective directors and officers under Canadian law and in Canadian courts in order to enforce any claims that they may have against the Company or its directors and officers. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate shareholder, Canadian courts do not restrict the ability of non-resident persons to sue in their courts.

Mineral Exploration

The following risk factors relate to the mining industry generally:

The property interest owned by the Company or in which it has an option to earn an interest is in the exploration stage only and is without a known body of commercial ore. Development of the Company's mineral property would follow only if favorable exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. There is no assurance that the Company's mineral exploration and development activities will result in any discoveries of commercial bodies or ore. The long-term profitability of the Company's operations will be in part directly related to the cost and success of its exploration programs, which may be affected by a number of factors.

Substantial expenditures are required to establish ore reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities or grades to justify commercial operation or that the funds required for development can be obtained on a timely basis. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project. Reserves are reported as general indicators of mine life. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations.

Mineral exploration involves risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest may be subject to unusual or unexpected formations, cave-ins, equipment breakdown, rugged terrain, wildlife hazards and harsh weather conditions, all of which could result in work stoppages, damage to property, and possible environmental damage. The Company does not presently have insurance, in any significant amounts, covering the South Quinn Lake Property and does not presently intend to obtain liability insurance in an amount which it would consider adequate; the nature of the risks associated with the Company's activities is such that liabilities might exceed policy limits, the liabilities and hazards might not be insurable against, or the Company might not elect to insure itself against such liabilities due to high premium costs or other reasons, in which event the Company could incur significant costs that could have a materially adverse effect upon its financial condition.

The mining industry is intensely competitive and the Company competes with other companies which have far greater resources, financial and otherwise.

No Proven Reserves

The property of the Company is considered to be in the exploration stages only and does not contain a known body of commercial ore.

Title Matters

While the Company has reviewed and is satisfied with the title for any property in which it has a material interest and, to the best of its knowledge, such title is in good standing, there is no guarantee that title to such claims will not be challenged or impugned.

Mineral Prices

The mining industry in general is intensely competitive and there is no assurance that, even if commercial quantities of mineral resources are developed, a profitable market will exist for the sale of same. Factors beyond the control of the Company may affect the marketability of any minerals discovered. Significant price movements over short periods of time may be affected by numerous factors beyond the control of the Company, including international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the U.S. dollar relative to other currencies), interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The effect of these factors on the price of minerals and therefore the economic viability of any of the Company's exploration projects cannot accurately be predicted. As the Company is in the exploration stage, the above factors have had no material impact on operations or income.

Environmental Regulation

All phases of the Company's operations in Canada are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Legislation and regulations implemented by the Newfoundland Department of Natural Resources directly affect the mining industry in the Province of Newfoundland, where the Company has the option to acquire the South Quinn Lake Property. Labrador Properties.

Although compliance with such laws is not presently a significant factor in the Company's operations, there is no assurance that compliance with future changes in environmental regulation, if any, will not adversely affect the Company's operations.

Potential fluctuations in the Company's operating results and quarterly fluctuations may adversely affect the Company's trading price

The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of the Company's control. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on the Company's business, results of operations and financial condition.

The Company's future performance is dependent on key personnel.

The Company's performance is substantially dependent on the performance and continued efforts of the Company's Board of Directors. The loss of the services of any of the Company's Board of Directors could have a material adverse effect on the Company business, results of operations and financial condition.

No dividends declared or any likely to be declared in the future

The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The possible issuance of additional shares may impact the value of the Company stock

The Company is authorized to issue up to 100,000,000 shares of common stock. It is the Company's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

Forward Looking Statements

This Form 8K includes "forward-looking statements" A shareholder or prospective shareholder should bear this in mind when assessing the Company's business. All statements, other than statements of historical facts, included in this registration statement, including, without limitation, the statements under and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectation will prove to have been correct.

Conflicts of Interest of certain directors and officers of the Company

From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa.

Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. If such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

Control of the Company by Management

Management of the Company and entities affiliated with the Company own collectively 883,000 of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

The value and transferability of the Company's shares may be adversely impacted by the limited trading market in the United States for the Company's common stock, the penny stock rules and future share issuances. There is a limited market for the Company's common stock in the United States.

The value and transferability of the Company shares may be adversely impacted by the limited trading market for the Company's common stock, the penny stock rules and futures share issuance. There is a limited market for the Company's common stock in the US.

No assurance can be given that a market for the Company's common stock will be quoted on the NASD's Over the Counter Bulletin Board.

The sale or transfer of the Company common stock by shareholders in the United States may be subject to the so-called "penny stock rules."

Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

(a) such sale or purchase is exempt from Rule 15g-9;

(b) prior to the transaction the broker or dealer has (1) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

The SEC adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System. It is likely that shares of the Company's common stock, assuming a market were to develop in the US therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the US.

Moreover, the Company shares may only be sold or transferred by the Company shareholders in those jurisdictions in the US in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future.

The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

(e)	Description of Property

Property held by the Company.

As of the dates specified in the following table, the Company held the following property on a Net Book Value basis:

     Property              July 31, 2001            July 31, 2000
     ---------           -----------------         ---------------
     Cash                  $56,523                   $144,183
     Receivables           $34,073                   $ 35,441
     Capital Assets        $ 4,196                   $  5,245
     Mineral property        nil                     $10,000


(f)	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of July 29, 2002 by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive officers of the Company as a group.

                      Name and Address       Amount and Nature    Percent of
Title of Class        of Beneficial Owner    of Beneficial Owner   Class
--------------        -------------------    -------------------  ----------


No Par Value 		ROGER KIDLARK 		68,000 Shares	1.0%
Common Stock		212 - 1128 6th Avenue N.W.
				New Westminster, BC
President and Director


No Par Value		JACK MILLIGAN		nil			nil
Common Stock		3936 Westridge
				West Vancouver, BC
				Director


No Par Value		KERRY SPARKES		100,000 Shares	1.5%
Common Stock		2336 Riverbank Place
	 			North Vancouver, BC
	 			Director


No Par Value		SHIRLEY MOONEY		715,000 Shares	10.5%
Common Stock  		 # 25-8551 General Currie Road
				Richmond, BC
      			Corporate Secretary

All Directors and Officers as a Group		883,000 Shares	12.9%


Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.

(g)	Directors, Executive Officers, Promoters and Control Persons
Executive Officers and Board of Directors of the Company:

The following persons are the directors, executive officers, promoters, control persons and key employees of the Company:

Name and Age		Term of Office			Office(s)
Roger Kidlark (53) 	June 18, 1966 to present	President and Director
Kerry Sparkes  (39)	October 18, 1999 to present 	Director
Jack Milligan (65)	February 11, 2002 to present	Director
Shirley Mooney (60)	June 21, 2002 to present	Corporate Secretary

Biographical Information on Company's Officers and Directors:

Roger Kidlark, President and Director

Mr. Kidlark has been the President and Director of the Company since June 18, 1996. From December1992 to date Mr. Kidlark has been an Independent Geologist Consultant. He was a Senior Geologist with Reliance Geological Services Ltd. of North Vancouver, BC from 1989 to1992. Mr. Kidlark has over 20 years of mining and exploration experience, has worked on exploration and mining projects throughout North America.

Kerry Sparkes, Director

Mr. Kerry Sparkes joined the board on October 18, 1999. Mr. Sparkes is the President of Sparkes Consulting Ltd since 1999, a private geological consulting firm. Mr. Sparkes has been the Exploration Manager for Donner Minerals Ltd. since March 1998. Mr. Sparkes was a Senior Geologist with Voisey's Bay Nickel Ltd. from January 1997 to March 1998. Mr. Sparkes obtained a B.Sc(Hons)-Geology (1986) and M.Sc-Geology (1989) from Memorial University, Newfoundland.

Jack Milligan, Director

Mr. Jack Milligan joined the board on February 11, 2002. Mr. Milligan has been an Independent Consultant since 1982 to date.

Shirley Mooney, Secretary

Mrs. Shirley Mooney has been the Secretary for the Company since June 21, 2002. She has been a principal of Image 2000 Corporate Services Inc., a service provider to public companies. Mrs. Mooney is also President and Director of Harlow Ventures Inc.

(h)	Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by officers, directors, and management personnel of the Company will be determined from time to time by the Board of Directors of the Company. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

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Page 37

Summary Compensation Table.

The table set forth below summarizes the annual and long-term compensation for services in all capacities to the Company payable to the Chief Executive Officer of the Company and the other executive officers of the Company whose total annual salary and bonus is anticipated to exceed $30,000 during the year ending 2002

                       Annual Compensation		Long-Term Compensation
                           Awards				Payouts
(a)		       (b)	(c) 	(d) 	(e) 	(f)	  (g) 	(h)	 (i)
Name and 	       Year Salary Bonus Other Restr  Secur 		 All
Principal 			($)   ($) Annual icted    ities 		 Other
Position				    Compen Stock    Under 		 Compen-
                                  Sation Award(s) Options/  LTIP   sation
                                  ($)     ($)     SARs     Payouts   ($)
								 (#)         ($)

Roger Kidlark	2001	nil	nil  nil   nil	 40,000	 nil	   nil
President and	2000	nil 	nil  nil   nil	   nil	 nil	   nil
Director		1999 nil 	nil  nil   nil	   nil	 nil	 15,500


Compensation of Directors

Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company. There are no standard or other arrangements pursuant to which the Company's directors were compensated in their capacity as such during the 2001 fiscal year, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. The Company may, however, determine to compensate its directors in the future. Directors are entitled to reimbursement of expenses incurred in attending meetings.

The Company does not have a compensation committee of the board of directors established.

Employment Contracts

The Company has not entered into any employment contracts.

Stock Option Plans

The Board of Directors of the Company has not adopted a stock option plan but may do so in the future. The terms of any such plan have not been determined.

Option Grants in the 2001 Fiscal Year

No stock options were granted in the 2001 Fiscal year.

Aggregate Option Exercised in the Last Fiscal Year and Fiscal Year- End Option Values

No stock options were exercised by any named executive officer during the 2001 Fiscal year.


			Number of
			securities 		Value of
			underlying 		unexercised in-the-
			unexercised 	money options
			options as of 	July 31,
			July 31, 		2001(1)($)
			2001(#)

			Shares
			acquired on	 Value        Exercisable/	Exercisable/
Name			exercise (#) Realized ($) unexercisable   unexercisable

Roger Kdlark	nil		  nil			nil			nil

Jack Milligan	nil		  nil			nil			nil

Kerry Sparkes	nil		  nil			nil			nil

Shirley Mooney 	nil		  nil			nil			nil

Based on a July 31, 2001 closing price of $0.13 per share.

(i)	Certain Relationships and Related Transactions

The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company on or behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

The following transaction is reported as a transaction between the Company and a related party for the last two years prior:

1.	As of April 30, 2002, the Company paid management fees of $15,000
(2001-$22,500) to a company owned by a former director of the Company.

(j)	Legal Proceedings

There are no legal actions pending against the Company nor are any such legal actions contemplated.

(k) 	 Market for Common Equity and Related Stockholder Matters

The Common Shares of the Company are listed on the TSX Venture Exchange under the symbol GBR. The following table sets out the market price range of the Common Shares on the TSX Venture Exchange for the following periods;

Calendar Quarter		High 		Low 		Volume
2002
First Quarter		.46		.14		535,445
Second Quarter		.40		.10		671,572

2001
First Quarter		.25		.15		370,732
Second Quarter		.17		.10		 38,650
Third Quarter		.16		.10		 37,610
Fourth Quarter		.18		.10		 52,168

2000
First Quarter		.80		.21		123,650
Second Quarter		nil		nil		nil
Third Quarter		.40		.31		 24,405
Fourth Quarter		.40		.18		 89,979

During this period there was no active trading market for the shares of the Company in the United States, although United States residents may have purchased shares in Canada.

With the completion of the Merger, the Company will apply for participation on the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. There can be no assurance that the Company will be approved for participation on the OTC Bulletin Board.

(l)	Recent Sales of Unregistered Securities

The following table discloses all sales of securities of the Company during the preceding three years:

Date Securities Sold		Number and Class of	Consideration Received
                           	Securities			by Company

April 20, 1999			50,000			   $ 11,500
October 22, 1999			100,000			   $ 75,000
July 26, 2002			1,975,000(1)		   $197,500
July 26, 2002			950,000(1)			   $190,000
July 26, 2002			20,000(2)			   $  2,600

(1) Each unit consisted of one common share and one non-transferable share purchase warrant entitling the holder to purchase one additional common share of the Company for a period of two years.

(2) First instalment of share issuances under the Option Agreement.

(m)	Description of Securities

The Company is authorized to issue 100,000,000 shares of common stock, no par value, each share of common stock having equal rights and preferences, including voting privileges. The Company is not authorized to issue shares of preferred stock. As of July 29, 2002, there were 6,838,636 shares of the Company's common stock issued and outstanding.

The shares of no par value common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the Directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

(n)	Indemnification of Directors and Officers

Section 128 of the Company Act of British Columbia provides that a corporation may, with the approval of the court, indemnify a person who is a director or former director of the company against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, actually and reasonably incurred by the person because of being or having been a director, if the person acted honestly and in good faith with a view to the best interests of the corporation and in the case of criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMISSION
REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE.

(o)	Financial Statements

The financial statements of the Company have been prepared on the basis of Canadian GAAP. A reconciliation to U.S. GAAP is included therein.

Copies of the financial statements specified in Regulation 228.310 (Item 310) are filed with Form 8K (see Item 7 below).

ITEM 3.	 BANKRUPTCY OR RECEIVERSHIP.

	Not Applicable

ITEM 4. 	CHANGES IN REGISTRANT'S ACCOUNTANT.

	Not Applicable

ITEM 5.	OTHER EVENTS.

Successor Issuer Election

Upon effectiveness of the Merger on July 26, 2002, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Commission, the Company became the successor issuer to Woodridge for reporting purposes under the 1934 Act and elects to report under the 1934 Act effective July 30, 2002.

Foreign Private Issuer

As a foreign private issuer the Company will be exempt from the rules under the 1934 Act , as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in
Section 16 of the said 1934 Act.

The Company will furnish its shareholders with its annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with U.S. GAAP.

Jurisdiction

The Company is a British Columbia corporation. All of its directors and officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of the Company, directors or officers under the United States federal securities laws. Accordingly, United States shareholders may be forced to bring actions against the Company and its respective directors and officers under British Columbia law and in British Columbian courts in order to enforce any claims that they may have against the Company or its directors and officers. Subject to necessary registration under applicable provincial corporate statutes in the case of a corporate shareholder, British Columbian courts do not restrict the ability of non-resident persons to sue in their courts

ITEM 6. 	RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS.

The officer and director of Woodridge, Colin Watt erHe	Herresigned such
offices as a result of the merger with the Subsidiary. The officers and directors of the Company will continue as the officers and directors of the Company as a successors issuer.

ITEM 7.	FINANCIAL STATEMENTS

(a) Index to Financial Statements.

Audited Financial Statements of the Company

Independent Accountant's Report                          F-1

Balance Sheet as at July 31, 2001 and 2001               F-2

Statement of Loss and Deficit for the years ended
July 31, 2001, 2000, 1999                                F-3

Statement of Cash Flows for the years ended
July 31, 2001, 2000, 1999                                F-4

Schedule of Mineral Property Deferred Costs
for the years ended  July 31, 2001, 2000, 1999           F-5

Notes to Financial Statements                            F-6 - F-10

(b) Index to Exhibits.

Copies of the following documents are filed with this Form 8K as exhibits:

Exhibits                                                Page

1   Memorandum and Articles of Incorporation            E-1 through E-25

2   Certificates of Name Change                         E-26 through E-
28

3.   Merger Agreement between the Company
     and Woodridge Capital Corp.                        E-29 through E-42

4.   Option Agreement between the Company and
     South Coast Ventures Inc. dated the 24 day
     May of 2002.                                       E-43 through E-48

5.   Technical Report dated June 17, 2002 on the
     South Quinn Lake Property.                         E-49 through E-70

						AUDITORS' REPORT



To the Shareholders
GlobeNet Resources Inc.

We have audited the balance sheets of GlobeNet Resources Inc. as at July 31, 2001 and 2000, and the statements of loss and deficit, and cash flows for the years ended July 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2001 and 2000, and the results of its operations and cash flows for each of the years ended July 31, 2001, 2000 and 1999, in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.

Vancouver, Canada						"Morgan & Company"
September 14, 2001					Chartered Accountants


Comments by Auditors for U.S. Readers on Canada - U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by going concern considerations such as described in Note 1(a) to the financial statements. Our report to the shareholders, dated September 14, 2001, is expressed in accordance with Canadian reporting standards which do not permit a reference to such considerations in the Auditors' Report when the consideration is adequately disclosed in the financial statements.


Vancouver, Canada						"Morgan & Company"
September 14, 2001					Chartered Accountants

                         GLOBENET RESOURCES INC.
                            Balance Sheets
                     As at July 31, 2001 and 2000


 							2001			2000
---------------------------------------------------------------------
ASSETS

Current Assets
Cash and short-term deposits			$ 56,523		$144,183
Marketable securities
(quoted market value $15,000)			  10,000			 -
Accounts receivable				  34,073		  35,441
Prepaid expenses						 -		   1,184
---------------------------------------------------------------------
 							100,596		 180,808

Mineral Properties and Deferred
Exploration and Development Costs (Note 3)	 -		  10,000

Capital Assets (net of accumulated
amortization of $10,330 (2000 - $9,281)	   4,196		   5,245
---------------------------------------------------------------------
 							$104,792		$196,053
---------------------------------------------------------------------
LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities	$  2,763		$  3,977
---------------------------------------------------------------------
SHAREHOLDERS' EQUITY

Share Capital (Note 4)			    10,947,238	    10,947,238

Deficit					   (10,845,209)	   (10,755,162)
---------------------------------------------------------------------
 							102,029		 192,076

 							$104,792		$196,053
---------------------------------------------------------------------
Approved by the Directors:


"Roger G. Kidlark"			"Kerry Sparkes"
Director					Director


See Accompanying Notes to Financial Statements

                         GLOBENET RESOURCES INC.
                       Statements of Loss and Deficit
              For the Years Ended July 31, 2001, 2000 and 1999


 						2001		2000		1999
---------------------------------------------------------------------
Income
Interest and other Income		$ 3,257	$  5,548	$ 15,626
---------------------------------------------------------------------
Expenses
Accounting and auditing			 12,827	   1,660	   5,750
Consulting fees				 11,909	   1,153	   9,500
Amortization				  1,049	   1,311	   1,506
Legal fees					  2,236	  11,281	   2,199
Management fees				 30,000	  43,000	   7,500
Office and printing			 25,593	  59,100	  94,467
Public relations and advertising	  6,764	  14,810	  15,421
Transfer agent's fees			  2,926	   3,207	   4,632
---------------------------------------------------------------------
 						93,304	 135,522	 140,975
---------------------------------------------------------------------
Loss before the following		(90,047)	(129,974)	(125,349)

Write-off of mineral properties		-	(559,181)	(735,310)
---------------------------------------------------------------------
Loss for the year				(90,047)	(689,155)	(860,659)

Deficit Beginning Of Year	  (10,755,162) (10,066,007) (9,205,348)
---------------------------------------------------------------------
Deficit - End of Year		 $(10,845,209)$(10,755,162)$(10,066,007)
---------------------------------------------------------------------
Loss per share			 $	(0.02)  $	(0.18)   $	(0.23)
---------------------------------------------------------------------

See Accompanying Notes to Financial Statement

                         GLOBENET RESOURCES INC.
                         Statements of Cash Flows
             For The Years Ended July 31, 2001, 2000 and 1999


 						2001		2000		1999
----------------------------------------------------------------------
Cash provided from (Used for):

Operating Activities
Loss for the year				$(90,047)	$(689,155)	$(860,659)

Items not affecting cash:
Amortization				    1,049	     1,311	     1,506
	Write-off of Mineral Properties	  -	   559,181	   735,310
----------------------------------------------------------------------
 						(88,998)	 (128,663)	 (123,843)
----------------------------------------------------------------------
Change in non-cash working capital related to
operations

Accounts receivable			   1,368	  (25,440)	     7,868
Prepaid expenses				   1,184	        -		 412
Accounts payable and accrued
Liabilities					  (1,214)	   (3,900)	 (116,322)
----------------------------------------------------------------------
 						   1,338	  (29,340)	 (108,042)
----------------------------------------------------------------------
 						(87,660)	 (158,003)	 (231,885)
----------------------------------------------------------------------
Investing Activities
Purchase of capital assets			-		 -	   (1,143)
Mineral properties				-	    22,100	 (258,537)
----------------------------------------------------------------------
 							-	    22,100	 (259,680)
----------------------------------------------------------------------
Financing Activity
Issuance of shares for cash, net of
share issue costs					-	    75,000	   249,652
----------------------------------------------------------------------
Increase (Decrease) In Cash
During The Year				$(87,660)	$(60,903)	$(241,913)
Cash - Beginning Of The Year		$144,183	$205,086	$446,999
----------------------------------------------------------------------
Cash - End Of The Year			$ 56,523	$144,183	$205,086
----------------------------------------------------------------------
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING AND FINANCING
ACTIVITIES:

During the year ended July 31, 2001, the Company sold a 100% of its interest in the Adlatok River 1 and 2 claim blocks located in the South Voisey Bay area of Labrador. In consideration, the Company received 100,000 common shares of Donner Minerals Ltd. at a deemed value of $0.10 per share.

During the year ended July 31, 1999, the Company issued 50,000 shares with an aggregate value of $11,500 as non-cash consideration for mineral property acquisitions.

See Accompanying Notes to Financial Statement

                          GLOBENET RESOURCES INC.
                Schedule of Mineral Property Deferred Costs
                For The Years Ended July 31, 2001 and 2000

-------------------------------------------------------------------------
 				Balance    Expenditures   Recoveries/    Balance
 				July 31,   for the 	  Disposal       July 31,
 				2000	     period		  for the period 2001
-------------------------------------------------------------------------
Acquisition costs, option
payments and advance
royalties:

Labrador Nickel Syndicate $10,000  $      -	  $(10,000)		$ -

Deferred exploration and
development expenditures:

Labrador Nickel Syndicate	  -         -	         -		  -
-------------------------------------------------------------------------
  				  $10,000  $      -	  $(10,000)		$ -
-------------------------------------------------------------------------
 				Balance    Expen- Recoveries/ Write-   Balance
 				July 31, ditures	 Disposal   offs    July 31,
 				1999	   for the	 for the 	for the 2001
 					   period 	 period	period
-------------------------------------------------------------------------
Acquisition costs, option
payments and advance
royalties:

Labrador Nickel Syndicate $111,012 $   -   $   -     $(101,012) $10,000
Lac Rocher Properties       64,010          (22,100)   (41,910)       -

Deferred exploration and
development expenditures:

Labrador Nickel Syndicate  416,259     -       -      (416,259)       -
-------------------------------------------------------------------------
 				  $591,281 $   -   $(22,100) $(559,181) $10,000
-------------------------------------------------------------------------

See Accompanying Notes to Financial Statements

GLOBENET RESOURCES INC.
Notes to  Financial Statements
July 31, 2001 and 2000

1.	CONTINUED OPERATIONS:

The Company has not yet determined whether its mineral properties contain ore reserves that are economically recoverable. The continuing operations of the Company and recoverability of amounts shown for mineral properties are dependent upon the discovery of economically recoverable ore reserves, the ability of the Company to obtain the necessary financing to complete development, confirmation of the Company's interest in the underlying mineral claims, and future profitable production or the proceeds from the dispositions of mineral properties.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

a)	Mineral properties:

The Company capitalizes the costs of acquiring, exploration and developing mineral properties on a property-by-property basis until such time as the properties are placed into production, sold, abandoned, or there has been impairment in value. At that time costs will be amortized on a unit-of-production basis or written off, as appropriate.

Amounts shown for mineral properties represent costs incurred to date, less write-offs, and are not intended to reflect present or future values.

b)	Loss per share:

Loss per share is calculated using the weighted average number of shares outstanding during the year. Fully diluted loss per share has not been presented as it is anti-dilutive.

c)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amount reported in the financial statements and related notes to the financial statements. Actual results may differ from those estimates.

d)	Amortization of Capital Assets

The Company amortizes its furniture and fixture assets at the rate of 20% per year on the declining balance basis.

e)	Stock Based Compensation

Employee and director stock options granted by the Company (as described in Note 4(c)) are not recognized in the accounts until exercised, and then are recorded only as a credit to share capital to the extent of the exercise price. No remuneration expense is recorded by the Company on the excess, if any, of the trading price of the stock over its exercise price.

f)	Marketable Securities

The Company's marketable securities are recorded at the lower of cost and market value.

3.	MINERAL PROPERTIES AND DEFERRED EXPLORATION AND DEVELOPMENT COSTS

a)	Labrador Nickel Syndicate:

The Company and a company related by a common officer and director formed the Labrador Nickel Syndicate ("LNS") and optioned a 100% interest in seventeen properties totaling 2,529 claims located in the Voisey's Bay/Harp Lake area of Labrador. LNS was a 50-50 joint venture between the two companies.

Under the agreements, the Company issued 100,000 shares to a third party who staked the claims, and issued finders fees consisting of 95,583 shares and $500 to a group who arranged for the transaction.

On June 21, 1995, the Company announced that the land position had been increased to 2,533 claims south of the major Voisey's Bay discovery and that pursuant to an agreement between itself, the related company, and a public company, it was agreed that the public company could earn a 50% interest in the property, subject to a new smelter return royalty of 3% payable to the staker, for $250,000 and the issuance of 350,000 shares of the public company paid to the staker; and work commitments totaling $500,000.

In November, 1995, the public company earned a 50% interest in the property in accordance with the terms of the agreement.

In 1998, the LNS decided to reduce its holding to the core mineral claims, and reduced the property to 250 claims.

During the year ended July 31, 2001, the Company received approval for an agreement whereby Donner Minerals Ltd. acquired 100% of the Company's interest in the 250 claims located in the South Voisey Bay area of Labrador. In consideration, Donner issued 100,000 common shares to GlobeNet at a deemed value of $0.10 per share.

4.	SHARE CAPITAL:

a)	Authorized  - 100,000,000 common shares without par value

b)	Share capital has been issued as follows:

Issued:					Number of
 						Common Shares	Amount
-------------------------------------------------------------------
BALANCE JULY 31, 1999			3,797,416		$10,872,238

ISSUED FOR CASH:
For exercise of warrants		  100,000		     75,000
-------------------------------------------------------------------
BALANCE JULY 31, 2000			3,897,416		$10,947,238

Cancelled shares				  (3,780)			    -
-------------------------------------------------------------------
BALANCE JULY 31, 2001			3,893,636		$10,947,238
-------------------------------------------------------------------

4.	SHARE CAPITAL: CONTINUED

c)	Options:

As of July 31, 2001 options to purchase common shares of the Company were outstanding as follows:

		Number
Type 		Outstanding		Exercise Price	Expiry Date
---------------------------------------------------------------
Options	 65,000		$0.71			January 8, 2003
Options	100,000		$0.78			March 30, 2003
Options	 10,000		$0.75			March 13, 2002

A summary of the changes in stock options for the year ended July 31, 2001 and 2000 is presented below:

 								Weighted
 								Average
 								Exercise
 						Shares	Price
                                   ----------------------
Balance, July 31, 1999			180,000	$0.76

Granted					 10,000	 0.75
Cancelled					(15,000)	 0.82
                                   ----------------------
Balance, July 31, 2000 and 2001	175,000	$0.75
                                   ----------------------

5.	RELATED PARTY TRANSACTIONS

During 2001, the Company paid: management fees of $30,000 (2000-$43,000; 1999-$7,500) to a company owned by a director of the company, $Nil (2000- $Nil; 1999-$3,150) in accounting fees to a company controlled by a former officer, $Nil (2000-$Nil; 1999-$9,500) in consulting fees and $Nil (2000- $Nil; 1999-$6,000) in geological costs to directors. Accounts receivable includes $33,500 (2000-$33,500) due from a company related by virtue of a common director.

6.	INCOME TAX

	No provision for income taxes has been provided in these financial statements due to the accumulated net losses. At July 31, 2001, the Company has net operating loss carryforwards, which expire between 2002 and 2009, totalling $1,147,583, the benefits of which have not been recorded. In addition, the Company has resource pools of approximately $10,000,000, the potential income tax benefits of which have not been recorded in these financial statements.

7.	FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and short term deposits, marketable securities, accounts receivable, and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

8.	MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES
 	GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

The Company prepares its financial statements in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"), which differ in certain respects from those principles that the Company would have followed had its financial statements been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). The major differences between Canadian and US GAAP, which affect the Company's financial statements, are described below, and their effect on the financial statements is summarized as follows:

 							2001		2000		1999
----------------------------------------------------------------------------
Loss in accordance with Canadian GAAP	$(90,047)	$(689,155)	$(860,659)

Deduct:
Mineral property recoveries (expenditures)  10,000       22,100    (270,034)

Add:
Mineral property expenditures written
off in the period that would have been
expensed in a prior period				-	  581,281	   692,136
----------------------------------------------------------------------------
Loss in accordance with US GAAP		(80,047)	  (85,774)	 (438,557)
Unrealized gain on securities			  5,000		  -		  -
----------------------------------------------------------------------------
Comprehensive income (loss)			$(75,047)	$ (85,774)	$(438,557)
----------------------------------------------------------------------------

 							2001		2000		1999
----------------------------------------------------------------------------
Loss per share (US GAAP)			$(0.02)	$(0.02)	$(0.12)
----------------------------------------------------------------------------
Weighted average shares
outstanding (US GAAP)			    3,895,376    3,874,676    3,721,446
----------------------------------------------------------------------------

 							2001		2000		1999
----------------------------------------------------------------------------
Shareholders' equity
(deficiency) - Canadian GAAP			$102,029	$192,076	$806,231

Mineral property expenditures                    -	 (10,000)	(591,281)
----------------------------------------------------------------------------
Shareholders' equity (deficiency)
 - US GAAP						$102,029	$182,076	$214,950
----------------------------------------------------------------------------
Mineral properties - Canadian GAAP		$      -	$ 10,000	$591,281
Exploration expenditures expensed
per US GAAP							 -	 (10,000)	(591,281)
----------------------------------------------------------------------------
Mineral property interests - US GAAP	$	 -	$	 -	$      -
----------------------------------------------------------------------------

i)	Under US GAAP, the Company would record its mineral property interests at cost. Exploration and development costs incurred on a mineral property are expensed unless the property has economically recoverable reserves at which time further exploration and development costs are deferred. At this stage, the Company has not yet identified economically recoverable reserves on any of its properties. Accordingly, under US GAAP, all exploration and development costs incurred during the period are to be expensed.

8.	MATERIAL DIFFERENCES BETWEEN CANADIAN AND UNITED STATES
 	GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP): continued

ii)	The Company accounts for options granted according to requirements of
Canadian GAAP, and those requirements are similar to the accounting prescribed in Accounting Principles Board Opinion No. 25 ("APB 25"). Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. An alternative method under US GAAP is the fair value accounting provided for under FASB Statement No. 123 ("SFAS No. 123"), which requires the use of option valuation models. Pro-forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its options granted under the fair value method of that Statement. The fair value for these options was estimated at the date of the grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2001, 2000 and 1999: risk free rate of 5.25%; no dividends; volatility factor of the expected life of the Company's common stock of 134%; and weighted average expected life of the options granted in each year of two years.

The pro-forma effect of SFAS No. 123 is as follows:

July 31, 2001
Loss for the year - US GAAP		$(80,047)
Loss per share				   (0.02)

July 31, 2000
Loss for the year - US GAAP		 (90,841)
Loss per share				   (0.02)

July 31, 1999
Loss for the year - US GAAP		(438,557)
Loss per share				   (0.12)

iii)	SFAS No. 115 requires investments to be classified with respect to holding period, as determined by management, as either held-to-maturity debt securities, trading securities or available-for-sale investments.

The Company has no held-to-maturity debt securities or trading securities. The Company's investments are classified as available-for-sale investments and recorded at the lower of cost and market value for Canadian GAAP purposes. Such investments are not actively traded on short term differences in price, and for US GAAP purposes, must have holding gains and losses reported as a component of comprehensive income.

iv)	United States accounting standards for income taxes are set forth in
SFAS No. 109. The Company has determined that the adoption of SFAS No. 109 would have no material affect on the assets, liabilities or operations for the years presented in these financial statements. The only significant tax assets the Company has are the accumulated non-capital losses and accumulated resource related expenditures which are available to offset future taxable income. The Company's operations have no income subject to income taxes and it is not likely that such tax assets will be realized. Accordingly, the Company would eliminate the effect of the recognition of any of these tax assets by the recording of a valuation allowance equal to the value of the tax assets.

ARTICLES OF LINDEX EXPLORATIONS LTD.

PART 1
INTERPRETATION

1.1 In these Articles, unless there shall be something In the subject or context inconsistent there with:

"Board" and "the Directors" mean the Directors of the Company for the time being.

"Company Act" means the Company Act of the Province of British Columbia as from time to time enacted and any amendments thereto and includes the regulations made pursuant thereto.

"the seal" means the common seal of the Company. if the Company has one.

"month" means calendar month.

1.2 Expressions referring to writing shall be construed as meaning references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

1.3 Words importing the singular include the plural and vice versa; and words importing male persons Include female persons and words importing persons shall include corporations.

1.4 Subject to Article 1.1 hereof, any words or phrases defined in the Company Act shall, if they are not inconsistent with the subject or context, bear the same meaning in these Articles.

1.5 The regulations contained in Table A in the First Schedule to the Company Act shall not apply to the Company.

1.6 Unless the Company Act, the Memorandum, or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.

PART 2
SHAPES AND SHARE CERTIFICATES

2.1 Every member Is entitled, without charge, to one certificate representing the share or shares of each class held by him; provided that in respect of a share or shares held Jointly by several persons, the Company shall not be bound to Issue more than one certificate, and delivery of a certificate for a share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to Issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the post by registered prepaid mail to the member entitled thereto, and the Company shall not be liable for any loss occasioned to the member owing to any such share certificate so sent being lost In the post or stolen.

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E-1

2.2 if a share certificate:

(a) is worn out or defaced, the Directors may, upon production to them of the said certificate and upon such other terms, if any, as they may think fit order the said certificate to be cancelled and may Issue a new certificate in lieu thereof;

(b) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such Indemnity, if any, as the Directors deem adequate being given a new certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate; or

(c) represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue, registered in his name, two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as die certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.

Such sum, not exceeding that permitted by the Company Act, as the Directors may from time to time fix. shall be paid to the Company for each certificate issued under this Article.

2.3	Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed Is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that is stated on such certificate to hold at the date of the !me of a share certificate.

2.4 Except as required by law or statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights In respect of any share except an absolute right to the entirety thereof in the registered holder.

2.5 Save as provided in the Company Act, the Company shall not give financial assistance by means of a loan, guarantee, the provision of security or otherwise for the purpose of or in connection with the purchase of or subscription by any person for shares or debt obligations issued by the Company or an affiliate of the Company or upon the security, in whole or in part, of a pledge or other charge upon the shares or debt obligations issued by the Company or an affiliate of the Company.

PART 3
ISSUE OF SHARES

3.1 Subject to Article.3.2 and to any direction to the contrary contained In a resolution passed at a general meeting authorizing any increase in capital, the issue of shares (whether In the original or any Increased capital of the Company) shall be under the control of the Directors who may, subject to the rights of the holders of the shares of the Company for the time being issued, allot or otherwise dispose of, and/or grant options on, shares authorized but not yet Issued at such times and to such persona (including Directors) and in such manner and under such terms and conditions, and at such price or for such consideration, as they, in their absolute discretion, may determine.

3.2 If the Company is or becomes a Company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act; and without limiting the generality of the foregoing, shall, for the time being, offer those shares pro rata to the members, but if there are classes of shares, the Directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted and if any shares remain, the Directors shall then offer the remaining shares pro rata to the other members. The offer shall he made by notice specifying the number of shares offered and limiting a time for acceptance. After the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer Is made that he declines to accept the offer, and if there are no other members holding shares who should first receive an offer, the Directors may for three months thereafter offer the shares to such persons and in such manner as they think most beneficial to the Company; but the offer to those persons shall not be at a price less than, or on terms more favourable than, the offer to the members.

3.3 The Company, or the Directors on behalf of the Company, may pay or allow a commission or discount to any person in consideration of his subscribing or agreeing to subscribe or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares with a par value In the Company, provided that, if the Company is not a specially limited Company, the rate of the commission and discount shall not in the aggregate exceed 25 per cent of the subscription price of such shares, or an amount equivalent to such percentage. The Company may also pay such brokerage as may be lawful.

3.4 No share may be issued until it is fully paid and the Company shall have received the full consideration therefore in cash, property or past services actually performed for the Company. The value of property or services, for the purpose of this Article, shall be the value determined by the Directors by resolution to be, in all circumstances of the transaction, the fair market value thereof. A document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Article.

PART 4
SHARE REGISTERS

4.1 The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia. If the Company's capital shall consist of more than one class of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class of shares. The Directors on behalf of the Company may appoint a trust company to keep the register of members, register of transfers and registers of allotments or. if there is more than one class of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, register of transfers and register of allotments for each class of shares. The Directors on behalf of the Company may also appoint one or more trust companies. Including the trust company which keeps the said registers of its shares or of a class thereof, as transfer agent for its shares of such class thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or such class thereof, as the case may be.

4.2 The Company shall be entitled to cause to be kept one or more branch registers of members at such place or places as the Directors may from time to time determine and the Directors may by resolution, regulation or otherwise Invoke such provisions as they think fit respecting the keeping of such branch registers.

4.3 The Directors may fix in advance a date not more than 49 days preceding the date of any meeting of members or any class thereof or of the payment of any dividend or of the proposed taking of any other proper action requiring the determination of members as the record date for the determination of the members entitled to notice of or to attend and vote at any such meeting. or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in these Articles, only members of record on the date so fixed shall be deemed to be members for the purposes aforesaid. In no event shall the Company close its register of members.

PART 5
SHARE TRANSFERS

5.1 Subject to the provisions of these Articles that may be applicable. any member may transfer his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or Its transfer agent. The instrument of transfer of any shares of the Company shall be in the form, if any, on the back of the Company's share certificates or in such form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered In the register of members or a branch register of members in respect thereof.

5.2 The signature of the registered owner of any shares or of his duly authorized attorney upon any form of transfer approved by the Directors shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the person, firm or corporation named in the form of transfer as transferee or, if no person, firm or corporation Is named therein as transferee, then in the name of the person, firm or corporation In whose behalf the certificate Is deposited with the Company for the purpose of having the transfer registered, all the shares comprised -in the said certificate or so many thereof as the form of transfer shall state are to be transferred. Neither the Company nor any Director, officer or agent thereof shall be bound to inquire Into the title of the person, firm or corporation named In the form of transfer as transferee, or, if no person, firm or corporation Is named therein as transferee, of the person, firm or corporation in whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner of the certificate or of any of the shares represented thereby for registering the transfer. and the transfer, when registered, shall confer upon the person, firm or corporation in whose name the shares have been registered a valid title to such shares.

5.3 Notwithstanding Article 5.2, the Company and any Director, officer or agent thereof may decline to recognize any instrument of transfer unless it is accompanied by the certificate of the shares to which it relates and such other evidence as the Company and any such Director, officer or agent may reasonably requite to show the right of the transferor to make the transfer and unless the Instrument of transfer relates to only one class of share.

PART 6
TRANSMISSION OF SHARES

6.1 In the case of the death of a member the legal personal representative of the deceased shall be the only person recognized by the Company as having any title to or Interest in the shares registered In the name of the deceased. Before recognizing any legal personal representative the Directors may require him to obtain a grant of probate or letters of administration In British Columbia.

6.2 Any person becoming entitled to shares In consequence of the death or bankruptcy of a member shall, upon such documents and evidence being produced to the Company as the Company Act requires and as may from time to time be reasonably required by the Directors, have the right either to be registered as a member in respect of the shares, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the deceased person could have made; but the Directors shall, in either case, have the same right, if any, to de-cline or suspend registration as they would have In the case of a transfer of the shares by the deceased bankrupt person before the death or bankruptcy.

6.3 Upon the death or bankruptcy of a member, his personal representative or trustee in bankruptcy, although not a member, shall have the same rights, privileges and obligations that attach to the shares of the deceased or bankrupt member if the documents required by the Company Act shall have been deposited at the Company's registered office.

PART 7
ALTERATION OF CAPITAL

7.1 The Company may by ordinary resolution filed with the Registrar amend its Memorandum to Increase the authorized capital of the Company by:

(a) creating shares with par value or shares without par value, or both;

(b) increasing the number of shares with par value or shares without par value. or both; or

(c) increasing the par value of a class of shares with par value. If no shares of that class are issued.

7.2 The Company may alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, change the designation of or to cancel, all or any of its shares to such extent, in such manner and with such consents of members holding a class of shares which is the subject of or affected by such alteration as the Company Act provides.

7.3 The Company may alter its Memorandum or these Articles

(a) by special resolution, to create, define and attach special rights or restrictions to any shares: and

(b) by special resolution and by otherwise complying with any applicable provision of the Memorandum or these Articles, to vary or abrogate the special rights and restrictions attached to any shares and by filing such resolution with the Registrar but no right or special right or restriction attached to any issued shares shall be prejudiced or Interfered with unless members holding shares of each class whose right or special right or restriction is so prejudiced or inter-fered with all consent thereto In writing. or unless a resolution consenting thereto Is passed at a separate class meeting of the holders of the shares of each such class by a majority of three-fourths, or such greater majority as may be specified by the special rights attached to the class of shares. or the Issued shares of such class. Notwithstanding such consent in writing or such resolution, no such alteration, other than a cancellation of shares, shall be valid as to any part of the issued shares of any clan unless the holders of the rest of the Issued shares of such class either all consent thereto In writing or consent thereto by a resolution passed by the votes of members holding three-fourths of such shares.

7.4 If the Company is or becomes a reporting company, no resolution to create, vary or abrogate any special right of conversion attaching to any class of shares shall be submitted to any meeting of members unless, if so required by the Company Act, the British Columbia Securities Commission shall have consented to the resolution.

7.5 Unless these Articles otherwise provide, the provisions of these Articles relating to general meetings, shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares but the quorum at a class meeting shall be one person holding or representing by proxy one-third of the shares affected.

7.6 Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these Articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

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PART 8
PURCHASE AND REDEMMON OF SHARES

8.1 Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the Directors and in compliance with the Company Act purchase any of Its shares pursuant to an offer made to and accepted by the holders thereof at the price and upon the terms specified in such resolution, but no such purchase shall be made if the Company is insolvent at the time of the proposed purchase or the proposed purchase would render the Company insolvent. Unless the shares are to be purchased through a stock exchange or the Company is purchasing the shares from a dissenting member pursuant to the requirements of the Company Act, the Company shall make Its offer to purchase pro rata to every member who holds shares of the class to be purchased.

8.2 if the Company proposes at its option to redeem some but not all of the shares of any class, the Directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed shall be selected.

8.3 The shares so purchased or redeemed by the Company may be sold by it, but the Company shall not exercise any vote in respect of those shares nor shall any dividend be paid thereon while they are held by the Company.

PART 9
BORROWING POWERS

9.1 The Directors may from time to time at their discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of that sum in such manner and upon such terms and conditions, In all respects, as they think fit, and in particular, and without limiting the generality of the foregoing & by the issue of bonds or debentures, on any mortgage or charge, whether specific or floating, or other security on the undertaking or the whole or any part of the property of the Company, both present and future.

9.2 The Directors may make any debentures, bonds or other debt obligations Issued by the Company by their terms assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase or otherwise, howsoever.

9.3 The Directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the Directors may determine at or before the time of issue

9.4 The Company shall keep or cause to be kept in accordance with the Company Act
(a) a register of its debentures and debt obligations; and
(b) a register of the holders of Its bonds, debentures and other debt obligations.

and, subject to the provisions of the Company Act may keep or cause to be kept one or more branch registers of the holders of its bonds, debentures, or other debt obligations within or without the Province of British Columbia as the Directors may from time to time determine and the Directors may by resolution, regulations or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

9.5 if the Directors so authorize. or if any instrument under which any bonds, debentures or other debt obligations of the Company arc issued so provides, any bonds, debentures and other debt obligations of the. Company, Instead of being manually signed by the Directors or officers authorized In that behalf, may have the facsimile signatures of such Directors or officers printed or otherwise mechanically reproduced thereon and in either case, shall be as valid as If signed manually. but no such bond, debenture or other debt obligation shall be Issued unless it is manually signed, countersigned or certified by or on behalf of a trust company or other transfer agent or registrar duly authorized by the Directors or the instrument under which such bonds, debentures or other debt obligations are issued so to do. Notwithstanding that any persons whose facsimile signature is so used shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the actual issue thereof, the bond, debenture or other debt obligation shall be valid and binding on the Company.

9.6 The Company shall keep or cause to be kept a register of its indebtedness to every Director or officer of the Company or every associate of any of them.

PART 10
GENERAL MEETINGS

10.1 Subject to Article 10. 2 and to the Company Act the first annual general meeting shall be held within 15 months from the date of incorporation and thereafter an annual general meeting shall be held once in every calendar year at such time, not being more than 13 months after the holding of the last preceding annual general meeting. and place as the Directors shall appoint.

10.2 If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing each year to the business required to be transacted at the annual general meeting, that business shall be as valid as if transacted at an annual general meeting duly convened and held and. it is not necessary for the Company to hold an annual general meeting that year.

10.3 Every general meeting, other than an annual general meeting are referred to in these Articles as and may be called extraordinary general meeting.

10.4 The Directors may, whenever they think fit, convene an extraordinary general meeting. An extraordinary general meeting may also be convened if requisitioned In accordance with the Company Act, by the Directors or, if not convened by the Directors, by the requisitionists as provided in the Company Act.

10.5 If the Company is or becomes a reporting company, advance notice shall be published in the manner required by the Company Act of any general meeting at which Directors are to be elected.

10.6 Not less than 21 days notice of any general meeting specifying the time and place of meeting and In case of special business, the general nature of that business shall be given in the manner mentioned in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution whether previous notice thereof has been given or not, to any person as may by law or under these Articles or other regulations of the Company entitled to receive such notice from the Company. But the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of such persons shall not Invalidate any proceedings at that meeting.

10.7 Persons entitled to notice of a general meeting may waive or reduce the period of notice convening the meeting, by unanimous consent in writing, and may give such waiver before, during, or after the meeting.

10.8 Where any special business includes the presenting, considering, approving, ratifying or authorizing of the execution of any document, then the portion of any notice relating to such document shall be sufficient if the same states that a copy of the document or proposed document is or will be available for Inspection by members at a place in the Province of British Columbia specified in such notice during business hours in any specified working day or days prior to the date of the meeting.

PART 11
PROC-EEDINGS AT GENERAL MEETINGS

11.1 All business shall be deemed special business which is transacted at
(a) an extraordinary general meeting; and
(b) an annual general meeting, with the exception of the consideration of the financial statements, the respective reports of the Directors and Auditors, changing the number of Directors, approval of a motion to elect two or more Directors by a single resolution, the appointment of Auditors, the election of Directors, the fixing of the remuneration of the Auditors and such business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members.

11.2 No business shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the time when the meeting proceeds to business, but the quorum need not be present throughout the meeting; save as herein otherwise provided. A quorum shall be two persons present and being, or representing by proxy, members holding not less than one-tenth of the shares which may be voted at the meeting. If there is only one member entitled to vote at a general meeting, the quorum is one person present and being, or representing by proxy, such member. The Directors shall be entitled to attend at all general meetings but no Director shall be counted In the quorum or be entitled to vote at any general meeting unless be shall be a member, proxyholder or representative of a corporation entitled to vote thereat.

11.3 All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting.

11.4 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an bout from the time appointed for the meeting, those persons present and being or representing by proxy members entitled to attend and vote at the meeting shall be a quorum.

11.5 The Chairman of the Board. if any, or in his absence the President of the Company shall preside as chairman at every general meeting of the Company.

11.6 If at any meeting neither the Chairman of the Board nor President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as Chairman, the Directors present shall choose some one of their number to be chairman or if all the Directors present decline to take the chair or shall fail to so choose or if no Director be present, the members present shall choose one of their number to be Chairman.

11.7 The Chairman may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

11.8 Subject to the provisions of the Company Act at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by at least one member or proxyholder of a member entitled to attend, and, unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against that resolution.

11.9 In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll Is demanded shall not be entitled to a second or casting vote.

11.10 A poll demanded on the election of a Chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place within seven days and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. The demand for a poll may be withdrawn in any dispute as to the admission or rejection of a vote the decision of the Chairman made in good faith shall be final and conclusive.

11.11 Every ballot cast upon a poll and every proxy appointing a proxyholder who cast a ballot upon a poll shall be retained by the Secretary for such period and be subject to such Inspection as the Company Act may provide.

11.12 No resolution proposed at a meeting need he seconded and the chairman of any meeting shall be entitled to move or second a resolution.

PART 12
VOTES OF MEMBERS

12.1 Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint holders of shares, on a show of hands every individual who is present as a member or as a proxyholder of a member shall have one vote and on a poll every member shall have one vote for each share of which he Is the registered holder and may exercise such vote either in person or by proxyholder.

12.2 Any person who is not registered as a member but Is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

12.3 Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register In respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this Article, be deemed joint members.

12.4 A corporation, not being a subsidiary, that is a member may vote by its proxyholder or by its duly authorized representative, who is entitled to speak and vote, and in all other respects exercise the rights of a member and any authorized representative shall be deemed to be a member for all purposes in connection with any general meeting of the Company.

12.5 A member of unsound mind entitled to attend and vote. in respect of whom an order has been made by any Court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that Court, and any such committee, curator bonis, or other person may appoint a proxyholder.

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E-11

12.6 A member holding more than one share In respect of which lie Is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him on the same occasion, if such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote.

12.7 The instrument appointing a proxyholder shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer Is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer. A proxyholder need not he a member of the Company.

12.8 Any person may act as a proxyholder whether or not he Is entitled on his own behalf to be present and to vote at the meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointer for the period, at such meeting or meetings and to the extent permitted by the Company Act.

12.9 An Instrument appointing a proxyholder and the power of attorney, if any, under which it Is signed or a notarially certified copy thereof shall be deposited at the office of the Company or at such other place as Is specified for that purpose In the notice convening die meeting, not less than 48 hours (excluding Saturdays. Sundays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed. In addition to any other method of depositing Instruments appointing a proxy provided for in these Articles, the Directors may from time to time by resolution make regulations permitting the lodging of instruments appointing a proxyholder at any place or places and within the time or times not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of members and providing for particulars of such instruments to be sent to the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that an instrument appointing a proxyholder so lodged may be acted upon as though the instrument itself was produced to the chairman of the meeting or adjourned meeting as required by this Article and votes given in accordance with proxies deposited under such regulations shall be valid and shall be counted.

12.10 A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or insanity of the member or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no prior notice in writing of the death, insanity, revocation or transfer as aforesaid shall have been received at the Registered Office of the Company or by the chairman of the meeting or adjourned meeting at which the vote was given.

12.11 Unless, in the circumstances, the Company Act requires any other form of proxy, a proxy, appointing a proxyholder, whether for a specified meeting or otherwise, shall be in the form following, or in any other form that the Directors shall approve:

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(Name of Company)
The undersigned being a member of the above Company hereby appoints ________________ of ___________________ or failing him ___________________
of __________________ as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the annual (extraordinary) general meeting of the Company to be held on the ____ day of _______________ and at any adjournment thereof.

Dated this ___ day of _____________________.

12.12 On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

PART 13
DIRECTORS

13.1 The Directors shall manage, or supervise the management of the affairs and business of the Company and may exercise all such powers of the Company as are not, by the Company Act or by these Articles, required to be exercised by the Company in general meeting.

13.2 The subscribers to the Memorandum are the first Directors. The Directors to succeed the first Directors may be appointed in writing by a majority of the subscribers of the Memorandum and the number of Directors shall be the same as the number of Directors so appointed. The number of Directors may be changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, or failing such ordinary resolution, the number of directors shall be the number who hold office from time to time. In any event the members or Directors shall never be less than one or, if the Company is or becomes a reporting company, three.

13.3 The remuneration of the Directors as such may from time to time be determined by the members, unless by ordinary resolution the Directors are authorized to determine their remuneration. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director. The Directors shall be repaid such reasonable expenses as they may Incur in and about the business of the Company and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specifically occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or In substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any find and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

13.4 No Director shall be required to hold a share In the authorized capital of the Company as qualification for his office. Each Director so long as he shall be a Director is deemed to have agreed to be bound by the provisions of these Articles.

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13.5 The Directors may from time to time. by power of attorney or other instrument under seal, appoint any person the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such appointment may be made in favour of any of the Directors or any of the members or in favour of any corporation, or of any of the members, directors, nominees or managers of any corporation or firm, or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the Directors, and such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

13.6 A Director who is, in any way, directly or indirectly interested In an existing or proposed contract or transaction with the Company or who holds any office or possesses any property whereby, whether directly or indirectly, a duty or interest might be created in conflict with his duty or Interest as a Director shall declare the nature and extent of his interest in such contract or transactions or of the conflict or potential conflict with his duty and Interest as a Director, as the case may be. in accordance with the provisions of the Company Act. A Director shall not vote in respect of any such contract or transaction with the Company in he Is Interested and If he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. The foregoing shall not apply to:

(a) any such contract or transaction relating to a loan to the Company, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;

(b) any contract or transaction made or to be made with, or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a Director;

(c) any contract by a Director to subscribe for or underwrite shares, debentures or debt obligations to be issued by the Company or a subsidiary of the Company, or any contract, arrangement or transaction in which a Director is, directly or indirectly, interested if all the other
Directors are also, directly or indirectly Interested In the contract, arrangements or transactions; or

(d) determining the remuneration of the directors.

Subject to the Company Act the foregoing prohibitions and exceptions thereto may from time to time be suspended or amended to any extent by ordinary resolution, either generally or In respect of any particular contract, arrangement or transaction or for any particular period.

13.7 A Director may hold any office or place of profit under the Company (other than, if the Company is or becomes a reporting company. the office of auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director Is in any way interested shall be liable to be-voided.

13.8 A Director may act by himself or his firm In a professional capacity for the Company (except as auditor of the Company) and lie or his firm shall he entitled to remuneration for professional services as if he were not a Director.

13.9 Any Director may, from time to time, appoint any person who is approved by resolution of the Directors to be his alternate Director. The appointee, while he holds office as an alternate Director, shall be entitled to notice of meetings of the Directors and. in the absence of the Director for whom he is an alternate, to attend and vote thereat as a Director or sign any resolution of Directors to be consented to in writing, and shall not be entitled to be remunerated otherwise than out of the remuneration of the Director appointing him. Any Director may make or revoke an appointment of his alternate Director by notice in writing or by telegram or cable to be delivered or addressed, postage or other charges prepaid. to the Registered Office of the Company. The Directors may by resolution revoke any appointment of an alternate Director, any such revocation to become effective upon notice thereof having been given to the Director who made the appointment. No person shall act as an alternate for more than one Director at any given time and no Director may act as an alternate for any other Director.

13.10 A Director may be or become a Director or other officer or employee of, or otherwise interested in. any corporation or firm In which the Company may be Interested as a shareholder or otherwise, and, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as Director, officer or- employee of, or from his interest in, such other corporation or firm, unless the Company otherwise directs.

PART 14
TERMINATION OF DIRECTORSHIP OF DIRECTORS

14.1 The directorship of a Director shall be immediately terminated:
(a) if he Is found to be incapable of managing his own affairs by reason of mental Infirmity..
(b) if by notice in writing to the Company at Its Registered Office he resigns;
(c) if he is removed pursuant to Article 15.2;
(d) If convicted within or without the Province of an Indictable offence and the other Directors resolve to remove him; or
(e) If he ceases to be qualified to act as a Director under the Company Act.

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PART 15
RETIREMENT AND ELECTION OF DIRECTORS

15.1 At each annual general meeting of the Company all the Directors shall retire and the Company shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles, if in any calendar year the Company does not hold an annual general meeting, the Directors appointed to the last annual general meeting of the Company shall be deemed to have been elected or appointed as Directors on the last day on which the meeting could have been held pursuant to the Company Act and the Directors so appointed or elected may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

15.2 The Company may by special resolution remove any Director and, by ordinary resolution, appoint another person in his stead. Any Director so appointed shall hold office only until the next following annual general meeting of the Company. but shall be eligible for re-election at such meeting.

15.3 The Directors shall have power at any time and from time to time to appoint any person as a Director, to fill a casual vacancy on the Board or a vacancy resulting from an Increase of the number of Directors necessitated by the Company Act upon the Company becoming a reporting company. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.

15.4 A retiring Director shall be eligible for re-election.

15.5 if at any general meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, If willing to do so, continue in office to complete the number of Directors for the time being-fixed by these Articles until further new Directors are elected at a general meeting convened for the purpose, if the number of retiring Directors so requested and willing to continue in office is Insufficient to complete the number of Directors for the time being fixed by these Articles, the number of Directors shall be reduced accordingly.

15.6 Between successive annual general meetings the Directors shall hive power to appoint additional Directors. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall he eligible for election at such meeting, and so long as he is an additional Director the number of Directors shall be increased accordingly.

PART 16
PROCEEDINGS OF DIRECTORS

16.1 The Directors may meet together at such places as they think fit for the discussion of business, adjourn and otherwise regulate their meetings and proceedings as they see fit. The Directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed such quorum shall be two. Provided however, that if the Board of Directors is made up of one Director only that a quorum necessary for the transaction of business shall be one Director in number. The Chairman of the Board, if any, or in his absence the President of the Company, shall be chairman of all meetings of the Board, but If at any meeting neither the Chairman of the Board, if any, nor the President shall be present within 30 minutes after the time appointed for holding the same or If both the Chairman of the Board and the President, being present decline to act, the Directors present may choose some one of their number to be chairman at such meeting. A Director Interested is to be counted in a quorum notwithstanding his Interest.

16.2 A Director may at any time. and the Secretary, upon the written request of a Director, shall call a meeting of the Directors. Notice thereof specifying the time and place of such meeting shall be mailed, postage prepaid, addressed to each of the Directors and alternate Directors at his registered address at least 48 hours before the time fixed for the meeting or such lesser period as may be reasonable under the circumstances, or such notice may be given to each Director either personally or by leaving It at his usual business or residential address or by telephone, telegram, telex or other method of transmitting legibly recorded messages, at least 24 hours before such time or such lesser period as may be reasonable under the circumstances. It shall not be necessary to give to any Director notice of a meeting of Directors Immediately following a general meeting at which such Director has been elected or notice of a meeting of Directors at which such Director shall have been appointed. Accidental omission to give notice of a meeting of Directors to, or the non-receipt of notice by any Director, shall not invalidate the proceedings at that meeting.

16.3 A meeting of the Directors at which a quorum is present shall be competent to exercise all or any of the authorities, power and discretions for the time being vested in or exercisable by the Directors.

16.4 The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or for the purpose of summoning a general meeting of the Company, but for no other purpose.

16.5 The Directors may by resolution appoint one or more Standing Committees consisting of such member or members of their body as they see fit and may delegate to any such Standing Committee between meetings of the Board such powers of the Board (except the power to fill vacancies In the Board and the power to change the membership of or fill vacancies In any such Standing Committee or In any Executive Committee of the Board and the power to appoint or remove officers appointed by the Board), subject to the conditions as may be prescribed In such resolution, and all Committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded In books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such Standing Committees except as to acts done before such revocation or overriding and to revoke the appointment or change the membership of a Standing Committee and to fill vacancies in it. Standing Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a Standing Committee shall constitute a quorum thereof.

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16.6 The Directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise, during the Intervals between the meetings of the Board, all the powers vested In the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, said Committee or any Standing Committee of the Board and such other powers, if any, as may be specified In the resolution. The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board of Directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts to be done by the Executive Committee except as to acts done before such revocation or overriding, to revoke the appointment or change the membership of such Committee, and to fill - vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint web assistants as It may deem necessary. A majority of the members of said Committee shall constitute a quorum thereof.

16.7 A Standing Committee or an Executive Committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the Committee present and in case of an equality of votes the chairman shall have a second or casting vote. A resolution approved in writing by all the members of a Standing Committee or an Executive Committee shall be as valid and effectual as if It had been passed at a meeting of such Committee duly called and constituted.

16.8 All acts done by any meeting of the Directors or of a Committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such Directors or of the members of such Committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as If every such person had been duly elected or appointed and was qualified to be a Director.

16.9 For the first meeting of the Board to be held Immediately following the appointment or election of a Director or Directors at an annual or general meeting of shareholders or for a meeting of the Board at which a Director is appointed to fill a vacancy in the Board, no notice of such meetings shall be necessary to the newly elected or appointed Director or Directors in order for the meeting to be duly constituted, provided that a quorum of Directors is present.

16.10 Any Director of the Company may file with the Secretary a writing executed by him waiving notice of any meeting or meetings of the Directors being sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver and until such waiver is withdrawn no notice need be given to such Director of any meeting of Directors and all meetings of the Directors so held (provided a quorum of the Directors be present) shall be valid and binding upon the Company.

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16.11 Questions arising at any meeting of the Directors shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote.

16.12 A resolution consented to in writing, or by telegram, telex or any method of transmitting legibly recorded messages by all of the Directors shall be as valid and effectual as If It bad been passed at a meeting of the Directors duly called and constituted. Such resolution may be in two or more counterparts each signed by one or more Directors and the signed resolution or counterparts shall be filed with the minutes of the proceedings of the Directors.

16.13 A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephone or other communications facilities by means of which all persons participating in the meeting can hear each other and provided that all such persons agree to such participation. A Director participating in a meeting In accordance with this Article shall be deemed to be present at the meeting and shall be counted in the quorum therefore and be entitled to speak and vote thereat.

PART 17
OFFICERS

17.1 The Directors shall, from time to time, appoint a President and a Secretary and such other officers, if any, as the Directors shall determine and the Directors may, at any time, terminate any such appointment.

17.2 One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President, or the Managing Director shall be a Director. The other officers need not be Directors. The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages or commission or participation in profits or any or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity. The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform his functions specified In the Company Act.

17.3 Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created In conflict with his duties or interests as an officer of the Company shall. In writing, disclose to the President the fact and the nature, character and extent of the conflict.

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PART 18
MINUTES, DOCUMENTS AND RECORDS

18.1 The Directors shall cause minutes to be duly entered in books, provided for the purpose:
(a) of all appointments of officers,
(b) of the names of the Directors', their alternates present at each meeting of Directors and of any Committee of Directors;
(c) of all Orders made by the Directors or Committees of Directors;
(d) of all resolutions and proceedings of general meetings of the Company and of all meetings of the Directors and of Committees of Directors.

18.2 The Directors shall cause the Company to keep at its Records Office or at such other place as the Company Act may permit, the documents, copy documents, registers, minutes and records which the Company as required by the Company Act to keep at Its Records Office or such other place.

PART 19
EXECUTION OF DOCUMENTS

19.1 The Directors may provide a common seal for the Company and for its use and the Directors shall have power from time to time to destroy the seal and substitute a new seal in place thereof.

19.2 Subject to the provisions of the Company Act, the Directors may provide for use in any other Province, State or Country an official seal, which shall have on its face the name of the Province, Territory, State or Country where it is to be used.

19.3 The Directors shall provide for the safe custody of the common seal of the Company, if any, which shall not be affixed to any instrument except in the presence of any two directors of the Company pursuant to a resolution of the board of the directors, or by the authority of the Directors and by such person or persons as may be authorized by such resolution; and such person or persons shall sign every instrument to which the seal of the Company is affixed in his or their presence; provided that a resolution of the Directors directing the general use of the seal, If any, may at any time be passed by the Directors and shall apply to the use of the seal until countermanded by another resolution of the Directors.

19.4 The signature of any officer of the Company may, if authorized by the Directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof, and any instrument on which the signature of any such person is so reproduced, shall be deemed to have been manually signed by such person whose signature Is so reproduced and shall be as valid to all Intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such instrument. The term instrument as used in this Article shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligations, certificates of the Company's shares, share warrants of the Company, bonds, debentures and other debt obligations of the Company, and all paper writings.

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19.5 To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer. Secretary - Treasurer, an Assistant Secretary or an Assistant Secretary-Treasurer may by writing, authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities by the use of such dies, Bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal as if it had actually been affixed thereto.

PART 20
DIVIDENDS

20.1 The Directors may declare dividends and fix the date of record therefore and the date for payment thereof. No notice need be given of the declaration of any dividend.

Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

No dividend shall bear interest against the Company.

The Directors may direct payment of any dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of the Company or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed In place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the Directors.

20.5 Notwithstanding anything contained in these Articles the Directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares or any bonds, debentures or other debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

20.6 Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

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20.7 A transfer of a share shall not pass the right to any dividend declared thereof before the registration of the transfer in the register.

20.8 Notwithstanding any other provisions of these Articles should any dividend result in any shareholders being entitled to a fractional part of a share of the Company, the Directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Company.

20.9 The Directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as appropriations from income, which shall at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, either be employed in the business of the Company or be invested in such Investments as the Directors In their discretion may from time to time determine.

PART 21
ACCOUNTS

21.1 The Directors shall cause records and books of accounts to be kept as necessary to properly record the financial affairs and conditions of the Company and to comply with the provisions of statutes applicable to the Company.

21.2 The Directors shall determine the place at which the accounting records of the Company shall be kept and those records shall be open to the inspection of any Director during the normal business hours of the Company.

21.3 The Directors shall from time to time cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

PART 22
NOTICES

22.1 A notice, statement or report may be given or delivered by the Company to any member either by delivery to him personally or by sending it by post to him to his address as recorded in the register of members. Where a notice, statement or report is sent by post, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, prepaying and posting the notice, statement or report and to have been given on the day. Saturdays. Sundays and holidays excepted following the date of posting. A certificate signed by the Secretary or other officer of the Company or of any other corporation acting In that behalf for the Company that the letter, envelope or wrapper containing the notice was so addressed, prepaid and posted shall be conclusive evidence thereof.

22.2 A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

22.3 A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death or bankruptcy or incapacity of a member by sending it through the post prepaid addressed to them by name or by the title of representatives of the deceased, or trustee of the bankrupt, or committee, or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death or bankruptcy or incapacity had not occurred.

22.4 Notice of every general meeting or meeting of members holding a class of shares shall be given in a manner hereinbefore authorized to every member holding at the time of the Issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.

PART 23
INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

23.1 Subject to the provisions of the Company Act, the Company shall indemnify a Director or former Director of the Company and a Director or former Director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such Director or former Director against all costs, charges and expenses; including an amount paid to settle an action or satisfy a Judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment In a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a Director of such corporation, including any action brought by the Company or any such corporation. Each Director on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing Indemnity.

23.2 Subject to the provisions of the Company Act~ the Directors may cause the Company to indemnify every officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever Incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition the Company shall indemnify the Secretary or an Assistant Secretary of the Company (if he shall not be a full time employee of the Company and notwithstanding that he is also a Director) and his respective heirs and legal representatives against all costs, charges and expenses whatsoever Incurred by him or them and arising out of the functions assigned to the Secretary by the Company Act or these Articles and the Secretary and each Assistant Secretary shall on being appointed be deemed to have contracted with the Company on the terms of the foregoing indemnity.

23.3 The Directors are authorized from time to time to cause the Company to give Indemnities to any Director, officer, employee, agent or other person who has undertaken or Is about to undertake any liability on behalf of the Company or any corporation controlled by it.

23.4 If the Directors or any of them, or any other persons become personally liable for the payment of any sum for which the Company is primarily liable, the Directors may, execute or cause to be executed any mortgage, charge or security over or affecting all or any part of the assets of the Company by way of indemnity to secure the Directors or persons so becoming liable as aforesaid from loss in respect of such liability.

23.5 Directors may rely upon the accuracy of any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the Auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise act in good faith upon any such statement.

23.6 The Directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a Director, officer, employee or agent of the Company or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a Director, officer, employee or agent.

PART 24
PROHIBITIONS

24.1  So long as the Company is a company which is not a reporting company.
(a) No transfer of shares shall be entered in the register of members without the prior approval of the Directors, and the Company shall not keep a branch register of members outside the Province of British Columbia unless the Company Act so permits.
(b) The number of members for the time being of the Company, exclusive of persons who are for the time being In the employment of the Company and of persons who were members while in the employment of the Company and continue to be members after the termination of such employment, is not to exceed 50.
(c) No shares nor debt obligations issued by the Company shall be offered to the public for subscription.

PART 25
RESTRICTION ON SHARE TRANSFERS

25.1 So long as the Company is a company which is not a reporting company, no shares in the capital of the Company shall be transferred by any member, or the personal representative of any deceased member or trustee in bankruptcy of any bankrupt member. or the liquidator of a member which is a corporation, except under the following conditions.
(a) A person (herein called the "proposing transfer") desiring to transfer any share or shares in the Company shall give notice in writing (herein called the "transfer notice") to the Company that he desires to transfer the same. The transfer notice shall specify the price, which shall be expressed in lawful money of Canada, and the terms of payment upon which the proposing transferor is prepared to transfer the share or shares and shall constitute the Company his agent for the sale thereof to any member or members of the Company at the price and upon the terms of payment so specified. The transfer notice shall also state whether or not the proposing transferor has had an offer to purchase the shares or any of them from, or proposes to sell the shares or any of them to, any particular person or persons who are not members and if so the names and addresses of such persons shall be specified In the transfer notice. The transfer notice shall constitute an offer by the proposing transferor to the other members of the Company holding shares of the class or classes included in the transfer notice and shall not be revocable except with the sanction of the Directors, if the transfer notice pertains to shares of more than one class then the consideration and terms of payment for each class of shares shall be stated separately in the transfer notice.
(b) The Directors shall forthwith upon receipt thereof transmit the transfer notice to each of the members, other than the proposing transferor, holding shares of the class or classes set forth in the transfer notice and request the member to whom the transfer notice is sent to state in writing within 14 days from the date of the transfer notice whether he is willing to accept any, and if so, the maximum number of shares he is willing to accept at the price and upon the terms specified in the transfer notice. A member shall only be entitled to purchase shares of the class or classes held by him.
(c) Upon the expiration of the 14 day notice period referred to in Article

25. 1 (b). If the Directors shall have received from the members entitled to receive the transfer notice sufficient acceptances to take up the full number of shares offered by the transfer notice and, If the transfer notice includes shares of more than one class, sufficient acceptances from the members of each class to take up the full number of shares of each class inferred by the transfer notice, the Directors shall thereupon apportion shares so offered among the members so accepting and so far as may be, pro rata, according to the number of shares held by each of them respectively, and in the case of more than one class of shares, then pro rata in respect of each class. If the Directors shall not have received sufficient acceptances as aforesaid, they may, but only with the consent of the proposing transferor who shall not be obliged to sell to members in the aggregate less than the total number of shares of one or more classes of shares offered by die transfer notice, apportion the shares so offered among the members so accepting so far as may be according to the number of shares held by each respectively but only to the amount accepted by such members respectively. Upon any such apportionment being made the proposing transferor shall be bound, upon payment of the price to transfer the shares to the respective members to whom the Directors have apportioned same, if, in any case, the proposing transferor, having become so bound fails in transferring any share, the Company may receive the purchase money for that share and shall upon receipt cause the name of the purchasing member to be entered in the register as the holder of the shares and cancel the certificate of the share held by the proposed transferor, whether the same shall be produced to the Company or not, and shall hold such purchase money in trust for the proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchasing member arid after his name has been entered in the register the validity of the proceedings shall not be questioned by any person.
(d) in the event that some or all of the shares offered shall not be sold under the preceding Articles within the 14 day period referred to in Article

25. 1 (b), the proposing transferor shall be at liberty for a period of 90 days after the expiration of that period to transfer such of the shares so offered as are not sold to any person provided that lie shall not sell them at a price less than that specified in the transfer notice or on terms more favourable to a purchaser than those specified in the transfer notice.
(e) The provisions as to transfer contained in this Article shall not apply:
(i) if before the proposed transfer of shares is made, the transferor shall obtain consents to the proposed transfer from members of the Company, who at the time of the transfer are the registered holders of two-thirds or more of the issued shares of the class to be transferred of the Company or if the shares comprise more than one class, then from the registered holders of two-thirds or more of the share, of each class to be transferred and such consent shall be taken to be a waiver of the application of the preceding Articles as regards such transfer; or
(ii) to a transfer of shares desired to be made merely for the purpose of effectuating the appointment of a new trustee for the owner thereof, provided that it is proved to the satisfaction of the Board that such is the case.

25.2 Notwithstanding anything contained in these Articles the Directors may in their absolute discretion decline to register any transfer of shares and shall not be required to disclose their reasons therefore.

CANADA								NUMBER
PROVINCE OF BRITISH COLUMBIA

					"SEAL"			210585


				Province of British Columbia

		    Ministry of Finance and Corporate Relations

				   REGISTRAR OF COMPANIES



					  COMPANY ACT



					   CERTIFICATE



				    I HEREBY CERTIFY THAT


				    LINDEX EXPLORATIONS LTD.


			   HAS THIS DAY CHANGED ITS NAME TO THE NAME


				    LECTUS DEVELOPMENTS LTD.




						GIVEN, UNDER MY HAND AND SEAL OF OFFICE

							  AT VICTORIA, BRITISH COLUMBIA

							THIS 14TH DAY OF FEBRUARY, 1986


							"       /Signed/"Roberta J. Lowdon"


								   ROBERTA J. LOWDON
             "SEAL"				  Deputy Registrar of Companies

CANADA									NUMBER
PROVINCE OF BRITISH COLUMBIA

						"SEAL"			210585


				Province of British Columbia

			Ministry of Finance and Corporate Relations

				  REGISTRAR OF COMPANIES



					COMPANY ACT



					CERTIFICATE



				I HEREBY CERTIFY THAT


			   LECTUS DEVELOPMENTS LTD.


		HAS THIS DAY CHANGED ITS NAME TO THE NAME


				SWANNELL MINERALS CORP.




						GIVEN, UNDER MY HAND AND SEAL OF OFFICE

							  AT VICTORIA, BRITISH COLUMBIA

								THIS 15TH DAY OF MAY, 1991


							"       /Signed/"David W. Boyd"


									   DAVID W. BOYD
             "SEAL"				        Registrar of Companies

"SEAL"									NUMBER:  262523
BRITISH
COLUMBIA



						CERTIFICATE
						    OF
					    CHANGE OF NAME
						COMPANY ACT


						CANADA
				  PROVINCE OF BRITISH COLUMBIA




				    I Hereby Certify that

				    SWANNELL MINERALS CORP.


				has this day changed its name to

				   GLOBENET RESOURCES INC.





				Issued under my hand at Victoria, British Columbia
							on April 01, 1997


							        /Signed/ "John S. Powell"


									JOHN S. POWELL
             "SEAL"					Registrar of Companies

Merger Agreement between the Company and Woodbridge Capital Corp.


AGREEMENT AND PLAN OF MERGER between Woodridge Capital Corp., a Delaware corporation ("Woodridge"), Globenet Resources (Delaware) Corp, a Delaware corporation ("Subco"), and Globenet Resouces Inc., a British Columbia corporation ("Globenet"), Woodridge, Subco and Globenet being sometimes referred to herein as the "Constituent Corporations."

       WHEREAS, the board of directors of each Constituent Corporation deems it advisable that Subco and Woodridge merge into a single corporation in a transaction intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("the Merger") and upon completion of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), Globenet will elect to become the successor issuer to Woodridge for reporting purposes under the Securities Exchange Act of 1934;

       NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

       1. SURVIVING CORPORATION. Woodridge shall be merged with and into Subco which shall be the surviving corporation in accordance with the applicable laws of its state of incorporation.

       2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

       2.1. Adoption of this agreement by Woodridge, Subco and Globenet pursuant to the Delaware General Corporation Law; and

       2.2. Execution and filing by Woodridge and Subco of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

       3. TIME OF FILINGS. The Certificate of Merger shall be filed with the Secretary of State of Delaware upon the approval, as required by law, of this agreement by the Constituent Corporations and the fulfillment or waiver of the terms and conditions herein.

       4. GOVERNING LAW. The surviving corporation shall be governed by the laws of the State of incorporation of Subco.

       5. CERTIFICATE OF INCORPORATION. The Articles of Incorporation of Subco shall be the Articles of Incorporation of the surviving corporation from and after the Merger Date, subject to the right of Subco to amend its Articles of Incorporation in accordance with the laws of the State of its incorporation.

       6. BYLAWS. The Bylaws of the surviving corporation shall be the Bylaws of Subco as in effect on the date of this agreement.

       7. BOARD OF DIRECTORS AND OFFICERS. The officers and directors of Subco, or such other persons as shall be selected by it, shall be the officers and directors of the surviving corporation following the Merger Date.

       8. NAME OF SURVIVING CORPORATION. The name of the surviving corporation will continue as "Globenet Resources (Delaware) Corp." unless changed by Subco.

       9. CONVERSION. The mode of carrying the Merger into effect and the manner and basis of converting the shares of Woodridge into shares of Globenet are as follows:

       9.1. The aggregate number of shares of Woodridge Common Stock issued and outstanding on the Merger Date shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into an aggregate of 150,000 shares of Globenet Common Stock adjusted by any increase for fractional shares and reduced by any Dissenting Shares (defined below).

        The 150,000 Globenet Common Stock to be issued hereunder (the "Globenet Shares") will be issued pursuant to applicable exemptions under the British Columbia Securities Act and to the shareholders of Woodridge that are U.S. residents, if any, pursuant to Section 4(2) of the Securities Act 1933 and/or Rule 506 of the General Rules and Regulations of the Securities and Exchange Commission. The Globenet Shares will be restricted as to transferability pursuant to applicable securities legislation in the Province of British Columbia. In addition the Globenet Shares issued to U.S. residents will be restricted as to transferability pursuant to Rule 144 thereof, and will bear substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

        9.3. All outstanding Common or Preferred Stock of Woodridge and all warrants, options or other rights to its Common or Preferred Stock shall be retired and canceled as of the Merger Date.

        9.4. Each share of Woodridge Common Stock that is owned by Woodridge as treasury stock shall, by virtue of the Merger and without any action on the part of Woodridge, be retired and canceled as of the Merger Date.

        9.5. Each certificate evidencing ownership of shares of Globenet Common Stock issued and outstanding on the Merger Date or held by Globenet in its treasury shall continue to evidence ownership of the same number of shares of Globenet's Common Stock.

        9.6. Globenet Common Stock shall be issued to the shareholders of Woodridge Common Stock in exchange for their shares.

        9.7. The Globenet shares to be issued in exchange for Woodridge Common Stock hereunder shall be proportionately reduced by any shares owned by Woodridge shareholders who shall have timely objected to the Merger ("Dissenting Shares") in accordance with the provisions of the Delaware Business Corporation Act as provided therein.

       10. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Merger Date, each holder of an outstanding certificate or certificates theretofore representing shares of Woodridge Common Stock (other than certificates representing Dissenting Shares) shall surrender such certificate(s) for cancellation to the party designated herein to handle such exchange (the "Exchange Agent"), and shall receive in exchange a certificate or certificates representing the number of full shares of Globenet Common Stock which they are entitled to receive in exchange for their shares of Woodridge Common Stock. Any exchange of fractional shares will be rounded up to the next highest number of full shares.

       11. UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate that prior to the Merger Date represented Woodridge Common Stock (other than certificates representing Dissenting Shares) shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Globenet Common Stock into which it was converted. No dividend or other distribution payable to holders of Globenet Common Stock as of any date subsequent to the Merger Date shall be paid to the holders of outstanding certificates of Woodridge Common Stock; provided, however, that upon surrender and exchange of such outstanding certificates (other than certificates representing Dissenting Shares), there shall be paid to the record holders of the certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions that would have been payable subsequent to the Merger Date with respect to the shares of Globenet Common Stock represented thereby.

       12. EFFECT OF THE MERGER. On the Merger Date, the separate existence of Woodridge shall cease (except insofar as continued by statute), and it shall be merged with and into Subco. All the property, real, personal, and mixed, of each of Woodridge and Subco, and all debts due to either of them, shall be transferred to and vested in Subco, without further act or deed. Subco shall thenceforth be responsible and liable for all the liabilities and obligations, including liabilities to holders of Dissenting Shares, of each of the Woodridge and Subco, and any claim or judgment against either of Woodridge or Subco may be enforced against Subco.

       13. REPRESENTATIONS AND WARRANTIES OF WOODRIDGE. Woodridge represents and warrants that:

       13.1. CORPORATE ORGANIZATION AND GOOD STANDING. Woodridge is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       13.2. REPORTING COMPANY STATUS. Woodridge has filed with the Securities and Exchange Commission a registration statement on Form 10-SB and is a reporting company pursuant to Section 12(g) thereunder.

       13.3. REPORTING COMPANY FILINGS. Woodridge has timely filed and is current on all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934.

       13.4. CAPITALIZATION. Woodridge's authorized capital stock consists of 1,000,000 shares of Common Stock, $.0001 par value, of which 725,000 shares are issued and outstanding.

       13.5. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       13.6. STOCK RIGHTS. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Woodridge Common issued or committed to be issued.

       13.7. CORPORATE AUTHORITY. Woodridge has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this agreement and all other agreements and instruments related to this agreement.

       13.8.  SUBSIDIARIES.  Woodridge has no subsidiaries.

       13.9. FINANCIAL STATEMENTS. Woodridge's financial statements dated October 31, 2000 and October 31, 2001 copies of which will have been delivered by Woodridge to Globenet prior to the Merger Date (the "Woodridge Financial Statements"), fairly present the financial condition of Woodridge as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       13.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Woodridge Financial Statements, Woodridge did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       13.11. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Woodridge since the date of the Woodridge Financial Statements.

       13.12. LITIGATION. There is not, to the knowledge of Woodridge, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Woodridge or against any of its officers.

       13.13. CONTRACTS. Woodridge is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

       13.14. TITLE. Woodridge has good and marketable title to all the real property and good and valid title to all other property included in the Woodridge Financial Statements. The properties of Woodridge are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Woodridge.

       13.15. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Woodridge for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Woodridge Financial Statements are adequate to cover any such taxes that may be assessed against Woodridge in respect of its business and its operations during the periods covered by the Woodridge Financial Statements and all prior periods.

       13.16. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Woodridge is subject or by which Woodridge is bound.

       14. REPRESENTATIONS AND WARRANTIES OF GLOBENET. Globenet represents and warrants that:

       14.1. CORPORATE ORGANIZATION AND GOOD STANDING. Globenet is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

       14.2. CAPITALIZATION. Globenet's authorized capital stock consists of 100,000,000 shares of Common Stock No Par Value, of which 3,897,416 shares are issued and outstanding as of the date of this agreement.

       14.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

       14.4. CORPORATE AUTHORITY. Globenet has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

       14.5. SUBSIDIARIES. Except as set out in Disclosure Schedule 14.5, Globenet has no subsidiaries other than Subco .

       14.6. FINANCIAL STATEMENTS. Globenet's financial statements dated July 31, 2000 and July 31, 2001 copies of which will have been delivered by Globenet to Woodridge prior to the Merger Date (the "Globenet Financial Statements"), fairly present the financial condition of Globenet as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

       14.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in Globenet Financial Statements, Globenet did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

       14.8. NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, or financial condition of Globenet since July 30, 2001.

       14.9. LITIGATION. Except as set out in Disclosure Schedule 14.9, there is not, to the knowledge of Globenet, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Globenet or against any of its officers.

       14.10. CONTRACTS. Globenet is not a party to any material contract not in the ordinary course of business or in the course of its proposed acquisitions that is to be performed in whole or in part at or after the date of this Agreement.

       14.11. TITLE. Globenet has good and marketable title to all the real property and good and valid title to all other property included in the Globenet Financial Statements. The properties of Globenet are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Globenet.

       14.12. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Globenet for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, provincial, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Globenet Financial Statements are adequate to cover any such taxes that may be assessed against Globenet in respect of its business and its operations during the periods covered by the Globenet Financial Statements and all prior periods.

    14.13. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Globenet is subject or by which Globenet is bound.

      15. REPRESENTATIONS AND WARRANTIES OF SUBCO. Subco represents and warrants that:

      15.1. CORPORATE ORGANIZATION AND GOOD STANDING. Subco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

      15.2. CAPITALIZATION. Subco's authorized capital stock consists of 100,000 shares of Common Stock $.0001 Par Value, of which 1,000 shares are issued and outstanding.

      15.3. ISSUED STOCK. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

      15.4. CORPORATE AUTHORITY. Subco has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

      15.5   CORPORATE ASSETS. Subco has no assets or liabilities.

      15.6. NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Subco is subject or by which Subco is bound.

      16. CONDUCT OF WOODRIDGE PENDING THE MERGER DATE. Woodridge covenants that between the date of this Agreement and the Merger Date:

      16.1. No change will be made in Woodridge's Certificate of Incorporation or bylaws/articles.

      16.2. Woodridge will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

      16.3. Woodridge will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

      17. CONDUCT OF GLOBENET PENDING THE MERGER DATE. Globenet covenants that between the date of this Agreement and the Merger Date:

      17.1. No change will be made in Globenet's Memorandum of Incorporation or Articles.

      17.2. Globenet will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

      18. CONDUCT OF SUBCO PENDING THE MERGER DATE. Subco covenants that between the date of this Agreement and the Merger Date:

      18.1. No change will be made in Subco's Articles of incorporation or articles.

      18.2. Subco will not enter into any material commitment except in the ordinary course of business.

      19. CONDITIONS PRECEDENT TO OBLIGATION OF WOODRIDGE. Woodridge's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Woodridge:

      19.1. GLOBENET'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Globenet set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

      19.2. GLOBENET'S COVENANTS. Globenet shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

      19.3. APPROVAL. This agreement shall have been approved by Globenet in such manner as is required by law including all appropriate action by directors and, if required, by shareholders and/or approval by regulatory authorities.

     19.4. SUPPORTING DOCUMENTS OF GLOBENET . Globenet shall have delivered to Woodridge supporting documents in form and substance satisfactory to Woodridge to the effect that:

        (i) Globenet is a corporation duly organized, validly existing, and in good standing.

        (ii) Globenet's authorized and issued capital stock is as set forth herein.

        (iii) The execution and adoption of this agreement have been duly authorized by Globenet in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

     19.5. SUBCO'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Subco set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

    19.6. SUBCO'S COVENANTS. Subco shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

    19.7. APPROVAL. This agreement shall have been approved by Subco in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

    19.8. SUPPORTING DOCUMENTS OF SUBCO. Subco shall have delivered to Woodridge supporting documents in form and substance satisfactory to Woodridge to the effect that:

        (i) Subco is a corporation duly organized, validly existing, and in good standing.

        (ii) Subco's authorized and issued capital stock is as set forth herein.

        (iii) The execution and adoption of this agreement have been duly authorized by Subco in such manner as is required by law including all appropriate action by directors and, if required, by shareholders

    20. CONDITIONS PRECEDENT TO OBLIGATION OF GLOBENET. Globenet's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by Globenet:

    20.1. WOODRIDGE'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Woodridge set forth herein shall be true and correct at the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

    20.2. WOODRIDGE'S COVENANTS. Woodridge shall have performed all covenants required by this agreement to be performed by it on or before the Merger Date.

    20.3. APPROVAL. This Agreement shall have been approved by Woodridge in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

   20.4. SUPPORTING DOCUMENTS OF WOODRIDGE. Woodridge shall have delivered to Globenet supporting documents in form and substance satisfactory to Globenet to the effect that:

        (i) Woodridge is a corporation duly organized, validly existing, and in good standing.

        (ii) Woodridge's authorized and issued capital stock is as set forth herein.

        (iii) The execution and adoption of this Agreement have been duly authorized by Woodridge in such manner as is required by law including all appropriate action by directors and, if required, by shareholders.

    21. ACCESS. From the date hereof to the Merger Date, Globenet, Subco and Woodridge shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

    22.  CLOSING.

    22.1. The transfers and deliveries to be made pursuant to this agreement (the "Closing") shall be made by and take place at the offices of the Exchange Agent or other location designated by the Constituent Corporations without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

    22.2. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

    22.3. At the Closing, Woodridge shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Globenet:

        (i) a list of the holders of record of the shares of Woodridge Common Stock being exchanged, with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of Globenet Common Stock to be issued to each holder;

        (ii) evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

        (iii) certified copies of the resolutions of the board of directors of Woodridge authorizing the execution of this agreement and the consummation of the Merger;

        (iv) the Woodridge Financial Statements;

        (v) secretary's certificate of incumbency of the officers and directors of Woodridge;

        (vi) any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein; and

        (vii) the share certificates for the outstanding Common Stock of Woodridge to be exchanged hereunder each share certificate duly endorsed for transfer.

    22.4. At the Closing, Globenet shall deliver to the Exchange Agent in satisfactory form, if not already delivered to Woodridge:

        (i) evidence of the execution and adoption of this Agreement in such manner as is required by law including all appropriate action by directors and, if required, by shareholders;

        (ii) certificate of the Secretary of State of its state of incorporation as of a recent date as to the good standing of Globenet;

        (iii) certified copies of the resolutions of the board of directors of Globenet authorizing the execution of this agreement and the consummation of the Merger;

        (iv) secretary's certificate of incumbency of the officers and directors of Globenet;

        (v) any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein;

        (vi) the share certificates of Globenet (the "Globenet Certificates") to be delivered to the shareholders of Woodridge hereunder, in proper names and amounts, as instructed by the Exchange Agent, and bearing legends, if any, required and appropriate under applicable securities laws; and

   22.5 RELEASE OF CONSIDERATION. Upon filing of the Articles of Merger and Certificate of Merger, the Exchange Agent is expressly authorized to:

          (1)  deliver the Woodridge Certificates to Globenet; and

          (2)  deliver the Globenet Certificates to the Woodridge
Shareholders.


    23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Constituent Corporations set out herein shall survive the Merger Date.

   24.ASSUMPTION OF REPORTING OBLIGAGTIONS. Upon effectiveness of the Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Commission, Globenet will elect to become the successor issuer to Woodridge for reporting purposes under the Securities Exchange Act of 1934.

25.  ARBITRATION.

   25.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

   25.2. CONSENT TO JURISDICTION, SITUS AND JUDGMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

   25.3. APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

   25.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

    25.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

    25.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

    25.7 MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

    25.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

    25.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief.
This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

    25.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

    26.  GENERAL PROVISIONS.

    26.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

    26.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

    26.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

    26.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

       If to Woodridge, to:	700-625 Howe Street
					Vancouver, B.C. V6C 2T6


       If to Globenet:		25 - 8551 General Currie Road
					Richmond B.C. V6Y 1M3

       If to Subco, to:		25- 8551 General Currie Road
					Richmond  B.C. V6Y 1M3


     27. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

    28. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

    29. COUNTERPARTS. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

    30. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Maitland & Company 700-625 Howe Street Vancouver B.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

    31. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consulted with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

    32. SCHEDULES. All schedules attached hereto, if any, shall be acknowledged by each party by signature or initials thereon.

    33. EFFECTIVE DATE. This effective date of this agreement shall be July 22, 2002.

IN WITNESS WHEREOF, the parties have executed this Agreement.


WOODRIDGE CAPITAL CORP.


 By:      /s/Colin Watt/s/
          Colin Watt, President


GLOBENET RESOURCES INC.	GLOBENET RESOURCES (DELAWARE) CORP.

By:  /s/Kerry Sparkes/s/                   By: /s/ Kery Sparkes /s
     Kerry Sparkes, Director               Kerry Sparkes, Director

				CERTIFICATE OF SECRETARY OF
				   WOODRIDGE CAPITAL CORP.

Written consent has been given to the adoption of the foregoing Agreement and Plan of Merger by the holders of all of the outstanding stock of Woodridge Capital Corp. in accordance with the provisions of Article 23.b.11 of the Delaware Business Corporations Act.

Dated: Delaware   July 23, 2002


/s/ Colin Watt /s/
Colin Watt, Secretary

					GLOBENET RESOURCES INC.
				Suite 25 - 8551, General Currie Road
					Richmond, British Columbia
						Canada, V6Y 1M3
					     Tel:  604-278-3372
					     Fax:  604-278-1592

May 24, 2002

South Coast Ventures Inc.
7 Parsons Place
St. John's, Newfoundland
A1A 1Y2

Attention:	Charles Dearin

Dear Sirs:

Re:	Option Agreement and Acquisition of the South Quinn Lake Property,
Newfoundland

Further to our previous discussions, we provide this letter to confirm the terms and conditions upon which we will acquire by option all of your interest in the South Quinn Lake Gold Property. By signing this letter you are confirming that you have entered into a binding agreement (the "Option Agreement") with us on the terms and conditions contained herein.

1. For the purposes of this Option Agreement, the following terms shall be defined as follows:

(a) "GlobeNet" means GlobeNet Resources Inc., having an office at Suite 25 - 8551, General Currie Road, Richmond, British Columbia;

	(b) "Area of Interest" means any area or areas lying within a distance of two (2) kilometres from the current external boundaries of the "Property";

	(C) "Property" means the South Quinn Lake property located in the central Newfoundland, comprised of 12 mineral claims under Mineral License 6792M; plus the additional 24 claims in License 8876M staked around License 6792M on May 24, 2002

	(d) "South Coast" means South Coast Ventures Inc., having an office located at 7 Parsons Place, St. John's, Newfoundland A1A 1Y2 ;

	(e)  "TSX" means the TSX Venture Exchange; and

	(f) "TSX Acceptance" means the acceptance of this Agreement for filing by the TSX and such other approvals as may be required.

	(g) "Net Smelter Returns Royalty Agreement" means the agreement attached hereto as Schedule A.

2. We have entered into this Agreement based upon the following representations and warranties made by you:

(a)  the Property:

		(i) is legally and beneficially owned by South Coast and has been validly staked, located, recorded or otherwise properly acquired by South Coast in accordance with all applicable laws and regulations, South Coast has free and unimpeded right of access to the Property, and it has use of the Property surface for the herein purposes;

		(ii) is in good standing in accordance with all applicable laws and regulations and all taxes, charges and assessments of any kind whatsoever required to keep the Property in good standing have been paid or filed, as the case may be, and will remain in good standing until August 19, 2002 by which time $1,745 must be incurred in exploration expenditures and a work report filed by October 17, 2002 or an equivalent and refundable cash deposit made to hold the 12 claims in good standing to August 19, 2003;

		(iii) is not subject to any liens, charges, encumbrances, adverse claims, royalties, joint ventures, options or underlying agreements of any kind whatsoever; andno (i) hazardous substances from any source (mining or otherwise) have been released on the Property, (ii) underground or above-ground site of historic or current mining operations on the Property could cause or constitute a release or threat of release of hazardous substances into the environment, (iii) part of the Property has been studied or proposed for study by any regulatory agency, (iv) site of historic or current mining, milling, smelting or other industrial workings, or any one or more of them, on the Property is presently in such condition as to potentially raise liability to the past, present or future owners and operators of the Property, or any one or more of them, pursuant to applicable laws, or (v) reclamation obligations for prior operations on the Property are unsatisfied; and

	(b) South Coast has good and sufficient right and authority to enter into this Agreement and to carry out its obligations hereunder.

3.	You have entered into this Agreement based upon the representation and warranty made by us that we have good and sufficient right and authority to enter into this Agreement and to carry out, subject to TSX Acceptance, our obligations hereunder.

4.	South Coast hereby grants to GlobeNet the sole and exclusive irrevocable, right and option to acquire a 100% undivided interest (the "Interest") in the Property. In order to earn the Interest, GlobeNet shall:

	(a)  pay to South Coast the sum of Cdn. $75,000 as follows:

		(i)   the sum of Cdn. $5,000 within ten days of TSX Acceptance;

		(ii)  the sum of Cdn. $5,000 on or before November 23, 2002;

		(iii) the sum of Cdn. $15,000 on or before May 23, 2003;

		(iv)  the sum of Cdn. $20,000 on or before May 23, 2004; and

		(v)   the sum of Cdn. $30,000 on or before May 23, 2005;

	(b)  expend, on the exploration and development of the Property,
cumulative exploration expenditures of Cdn. $400,000   by May 23, 2005;

	(c) issue to South Coast, up to 300,000 common shares (the "Shares") in the capital of GlobeNet at a deemed price of Cdn. $0.12 per share, such Shares to be issued as follows:

		(i)   20,000 of the Shares within ten days of TSX Acceptance;

		(ii)  30,000 of the Shares on or before November 23, 2002;

		(iii) 75,000 of the Shares on or before May 23, 2003;

		(iv)  75,000 of the Shares on or before May 23, 2004; and

		(v)   100,000 of the Shares on or before May 23, 2005.

The Interest shall vest in GlobeNet, without any further action by any party, immediately upon the last of the foregoing obligations having been met. Upon GlobeNet's Interest vesting, GlobeNet shall be entitled to register its Interest in all such places as it may properly be registered.

4.1	GlobeNet shall pay to South Coast a two and one half percent (2 1/2 %)
net smelter returns royalty ('the Royalty') in accordance with the Net
Smelter Returns Royalty Agreement as attached in Schedule A.

4.2	GlobeNet shall be entitled, at any time, to purchase 1% of the Royalty
(including any accrued but unpaid Royalty) for the sum of Cdn. $1,000,000.

5.	GlobeNet shall have the sole and exclusive right and authority to explore, develop and mine the Property and, in this regard, GlobeNet shall be entitled to:

(a) enter on the Property and have sole exclusive and quiet possession thereof;

(b) do such prospecting, exploration, development and other mining work on the Property as GlobeNet, in its sole discretion, may deem advisable;

(c) bring and erect upon the Property such buildings, plant, machinery and equipment (collectively the "Operating Fixtures") as GlobeNet in its sole discretion, may deem advisable; and

(d) do all such further acts as may, from time to time, be reasonably necessary to carry out the full intent and meaning of this Agreement.

In carrying out its activities on the Property, GlobeNet shall:

(a) maintain the Property in good standing by the doing and filing of assessment work or the making of payments in lieu thereof, and by the payment of taxes and the performance of all other actions which may be necessary in that regard; and

(b) perform all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws and regulations.

6.	GlobeNet shall be entitled to terminate this Agreement at any time on written notice to South Coast at which point all of its obligation hereunder, except its obligations to remove any of its Operating Fixtures which are on the Property, shall cease. South Coast shall be entitled to terminate this Agreement but only if GlobeNet fails to meet a material obligation hereunder and only after South Coast have given GlobeNet written notice of such failure and only if GlobeNet has not rectified such failure within 30 days of the notice.

7.	During the currency of the Option Agreement if either GlobeNet or South
Coast stake any new claims located wholly or in part within the "Area of Interest", such claims will automatically form part of the Property. Such new claims will be subject to the Net Smelter Returns Royalty Agreement. GlobeNet has expressed its desire to immediately stake an additional 16 to 24 claims adjacent to the current Property, such claims will form part of the Property. Any claims staked by either party outside of the Area of Interest with respect to the Property as defined in section 1.(c) will not form part of this Agreement.

8.	The parties further agree that:

(a) GlobeNet shall be entitled to defer any obligation hereunder in the event of force majeure, where force majeure is defined as an act of God, war, revolution, insurrection, riot, blockade or any other unlawful act against public order or authority, strike, lockout or other industrial disturbance, storm, fire, flood, explosion or lightning, the failure to obtain the approval or any government, governmental agency, commission, board or other tribunal having jurisdiction, and any other event not reasonably within the control of GlobeNet;

(b) any disputes hereunder shall be submitted to a single arbitrator for arbitration pursuant to the Commercial Arbitration Act (British Columbia);

(c) any notice, demand, payment or other communication to be given hereunder shall be in writing and shall be delivered to the address or fax number of the party appearing herein;

(d) they shall do all such things and execute all such written materials as may be required to carry out the full intent and meaning of this Agreement;

(e) GlobeNet shall be entitled to assign this Agreement without the consent of South Coast, provided that the assignee agrees to be bound by the terms and conditions of this Agreement, and South Coast shall be entitled to assign this Agreement but only if it first obtains the written consent of GlobeNet;

(f) this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns;

(g) this Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein; and

(h) this is the entire Agreement between the parties in respect of the matter referred to herein and no amendment or interpretation of this Agreement will be binding on the parties unless same is in writing executed by the parties hereto.

Please sign and return the enclosed copy of this Agreement to us to indicate your agreement to the terms and conditions set forth herein. The parties acknowledge that this Agreement may be signed in counterpart and by facsimile, if necessary.

Yours truly,

GLOBENET RESOURCES INC.

Per:
	/s/Kerry Sparkes, Director/s/
	Kerry Sparkes, Director

South Coast Ventures Inc. hereby accepts and agrees to be bound by the terms set out in this Agreement as of the _______ day of May, 2002.

SOUTH COAST VENTURES INC.
Per:
_________________________
Signature


_________________________
Name (please print)

Schedule "A"

To an Agreement between GlobeNet Resources Inc and South Coast Ventures Inc. dated as of the 24th.day of May, 2002.


NET SMELTER RETURNS ROYALTY AGREEMENT

South Quinn Lake Project, Newfoundland

					TECHNICAL REPORT


					    On the


				   SOUTH QUINN LAKE PROPERTY


					NTS Map Sheet 12A/7

				Central Newfoundland, Canada








					Prepared on behalf of

					Globenet Resources Inc.


						    By

				    Kerry Sparkes, M.Sc, P.Geo

	2336 Riverbank Place, North Vancouver, British Columbia, V7H-2L2

						June 17th, 2002

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					   TABLE OF CONTENTS



											Page
Summary										1
SECTION 1										2
   1.0  Introduction and Terms of Reference				2
   1.1 Property Location							2
   1.2 Access and Infrastructure						2
   1.3 Climate and Physiography						5
SECTION 2
   2.1 Property Status								5
   2.2 Land Claims and Environmental Issues Affecting Tenure	6
   2.3 Ownership History of the South Quinn Lake Property		6
   2.4 Previous Work								7
   2.5 Competitor Activity							8
SECTION 3
   3.1 Regional Geology								8
   3.1.1  Introduction								8
   3.1.2 Geology of the Victoria Lake Group				8
      Volcanic Rocks								10
      Sedimentary Rocks								10
      Intrusive Rocks								11
   3.1.3 South Quinn Lake Area						11
      Introduction								11
      Property Geology								11
      Mineralization								12
SECTION 4
   4.0 Conclusions								12
SECTION 5
   5.0 Recommendations								13
SECTION 6
   6.0 Cost Estimates								13
SECTION 7
   7.0 Certificate of Qualifications					16
SECTION 8
   8.0 References									18
APPENDIX I										20

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SUMMARY



The South Quinn Lake property is 9.25 square kilometers in area in an elongate 1.5 x 5 km east-west oriented rectangle. The property is held in two map-staked licences ( 6972M & 8876M ), totaling 36 claims. Historically, the property has seen very little work. Historical expenditures on the specific property are hard to quantify due to Noranda's filing methods with the Government of Newfoundland and Labrador. However, a reasonable estimate is ~ $75,000 to date, including South Coast Ventures work. The property is vastly under explored for Au mineralization and holds excellent potential to host mesothermal high grade Au in quartz veins, with associated gold bearing wall rock.

SECTION 1

1.0  Introduction and Terms of Reference

Globenet Resources Inc. ( Globenet ) has been granted an option to acquire a 100% interest, subject to a 2.5% NSR in the South Quinn Lake Property ( the "Property" ) from South Coast Ventures Inc. ( "South Coast" ). Management of Globenet has commissioned the report, excerpts of which will be used to file an Annual Information Form for the company. The report is non-arms length in nature.

The report on the South Quinn Lake property is based upon assessment and work report documents provided by South Coast, public assessment files from the Newfoundland government, scientific and other publications in various journals.

Additionally, this report is based on extensive work experience in Newfoundland by the author over the past 12 years and in particular is based upon experience as Project Geologist for Noranda and part of the team
assessing the South Quinn Lake Property in 1989.   The author can verify the
existence of high-grade pyrite-arsenopyrite-quartz bearing boulders on the property. The author also helped log the only drill hole on the property for Noranda Inc.

A brief glossary of terms used in this report is provided in Appendix I.

1.1  Property Location

The South Quinn Lake Property is located in central Newfoundland, Canada, 55 km south of Buchans and about 75 km by road SE of Millertown ( Figures 1 &
2). The property is accessible by several logging roads, which pass adjacent to the property. It is located on the 12A/7 map sheet.

1.2 Access and Infrastructure

The South Quinn Property Lake is accessible from the Rogerson Lake forestry road, which is partially maintained during the summer by Abitibi-Price, and connects to the Trans-Canada Highway through Millertown, located 60 kilometers to the north (Figure 2). The property can be reached by driving from St.John's, the provincial capital, in less than 6 hrs. Scheduled airlines fly from Gander. These locations are shown on Figure 1. Local infrastructure of mining significance includes the Star Lake hydroelectric generating facility located 25 km to the west, and the Millertown hydroelectric facility located 60 kilometers to the north.

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E-52



Figure 1 - Location Map



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E-53



Figure 2: Claim Location Map



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E-54



1.3 Climate and Physiography

Undulating, hilly areas of moderate relief characterize the South Quinn Lake Property region. Elevation ranges from 325 meters at the level of Rogerson Lake to 450 meters above sea level on the highest hill within the property. Vegetation consists of spruce and fir forest with 30% bog and scrub. The region is covered with a thin veneer of Pleistocene glacial till and outwash deposits typically 2 to 10 m thick, but reaching 30 m thick locally. Outcrop exposure ranges from small areas of high outcrop density to large areas with few exposures. Typical seasonal variation includes snowy winters from late November to March and hot humid summers from June to September.

The area is home to abundant moose, caribou, black bears, and rabbits, which are all hunted seasonally. The area historically held salmon but these have not been present since the construction of the Millertown Hydroelectric dam across the Exploits River, although a salmon ladder constructed recently at the dam are allowing the salmon to make a comeback. Small trout are present in most ponds.

SECTION 2

2.1 Property Status

Mapped staked licences are issued under the Mineral Act from the Newfoundland government. Assessment requirements in the first year are $200 per claim, and the assessment requirement escalates by $50 per claim per year for the first five years reaching $400 per claim in year 5. Years six through ten require $600 in annual assessment. Also in year six, a licence renewal fee of $50 per claim is charged. A summary of the titles comprising the property is listed in Table 1.

Table 1:  Summary of South Quinn Lake Mineral Titles

Licence #	Claims	Hectares	Staked		Credits	Excess

6972M		12		300		1999.07.19		$7255		$1855

* requires $1745 to be spent by 2002.08.19

8876M		24		600		2002.05.24		$ 0		$ 0

* requires $ 4800 to be spent by 2003.08.24

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E-55

2.2 Land Claims and Environmental Issues Affecting Tenure

There are no outstanding land claims on the island of Newfoundland to affect land tenure of the South Quinn Lake property.

Normal environmental legislation typical of all of Canada applies to this area, however the property originated as a crown concession specifically for the purpose of developing the forestry, mineral and water rights.
Environmental groups have not designated any portion of the original concession a "protected area" or other environmentally sensitive area.

2.3 Ownership History of the South Quinn Lake Property

The Anglo Newfoundland Development Company Limited ("AND Co.") (owned by Newfoundland Timber Estates and the Hampsworth Publishing family of England) in 1905 was granted a renewable 99 year lease to the timber, water, and mineral rights of some 2,000 square miles of land in central Newfoundland, including the South Quinn Lake Property area. The lands were sought principally for water and timber rights to support a pulp and paper venture but mineral rights were also acquired in the hopes that deposits of sulphur would be found to supplement the paper making process.

The AND Co. vested the mineral rights to this tract of land in 1905 to Terra Nova Properties Limited ("TNP Ltd."). In 1926, American Smelting and Refining Company ("Asarco") negotiated from TNP Ltd. the right to explore and develop any orebody within a 20 mile radius of Buchans, where prospector Matty Mitchell had recently discovered massive base metal sulphides. The Asarco-TNP Ltd. agreement was renegotiated later in 1926 to include a 30 mile radius for a period of 50 years. In 1976, ownership of the AND Co. lands reverted to Abitibi-Price Company (the successor company of TNP Ltd.) when the Asarco-TNP Ltd. agreement expired.

In September 1985, BP Resources Canada Ltd. ("BP") purchased the mineral rights to the AND Co. land from Abitibi-Price. The sale took place at a time when the BP-owned Hope Brook gold mine in southern Newfoundland was being delineated, the price of gold was at a relative high, and the AND Co. lands had not previously been explored for precious metals. In 1991, following the downturn in commodity prices and disappointment in the profitability of Hope Brook, BP suspended exploration and put its mineral assets in Canada up for sale.

Noranda in 1975 began an extensive exploration program in the adjacent Tally Pond volcanic belt, which led to the discovery of massive sulphide boulders at the Boundary "Deposit" in 1981 and the Duck Pond "Deposit" in 1986. In December 1992 Noranda began evaluation of and in February 1993 completed the purchase of mineral rights to the AND Co. land from BP to augment its exposure to base metal resources within trucking distance of Duck Pond. However, in 1995-6, Noranda acquired a large ground position in the vicinity of Voisey Bay, which consumed a large portion of the eastern Canada exploration budget from then through 1997. Noranda closed the Newfoundland office in 1998 and during 1998 - 1999 completed divestiture of all Newfoundland assets including interests in Tally Pond, the former AND Co. charter area, Reid Lots, and other Newfoundland properties.

New Newfoundland provincial legislation enacted in mid-1998 allowed for the conversion of old mineral crown grants and leases held under Impost Act titles to be converted to standard mineral claims. Noranda elected to convert the area of the AND Charter grant area, originally granted to the AND Company in 1905, to claims issued on 29-January-1999. Noranda elected to convert the area to claims to facilitate its option or joint venture.

In 1999, Noranda claims at South Quinn Lake were allowed to lapse.

In June of 1999, the South Quinn Lake property ( 12 claims ) was staked 100% by South Coast Ventures Inc.; there are no underlying ownerships or obligations on the claims. Subsequent to the deal being announced with Globenet, an additional 24 claims were staked at South Quinn Lake by South Coast Ventures to form part of the agreement.

2.4 Previous Work

Asarco undertook the earliest recorded work in the area in the late 1960's and early 1970's when regional soil geochemistry surveys and reconnaissance ground geophysics covered various anomalies outlined by an airborne-EM survey in the area. No significant showings were located and there is no indication that their geochemistry produced any anomalous values in the area.

Noranda began exploring the area in the late 1970's and 1980's when it entered into a joint venture agreement with Price Nfld. Co. Ltd. Initial work included regional reconnaissance geological mapping and stream silt sampling. The latter survey outlined numerous Pb, Zn anomalies in the Wilding Lake, Lake Douglas and Haven Steady areas.

As a follow-up to the regional geochemistry survey, an airborne EM survey was flown in the winter of 1983 and covered from the South Quinn Lake area north to Reid Lot 235, south of the Rogerson Lake conglomerate. Subsequent ground follow-up focused on targets in the area between Lake Douglas and Reid Lot
235.  No airborne follow-up was undertaken in the South Quinn Lake area.

The area remained inactive until 1988 when it was covered as part of a regional Au geochemistry program. Both basal till sampling and lake sediment geochemistry surveys produced anomalous Au and base metal values in and around South Quinn Lake. Reconnaissance prospecting was successful in locating several angular quartz boulders bearing pyrite, arsenopyrite and chalcopyrite over a strike length of 1.4 km, which returned values between
9.4 g/t Au, and 30.8 g/t Au. Several floats of massive to semi-massive arsenopyrite were also located which returned assays between 1.7 g/t Au and
2.15 g/t Au.

A grid was established on the property and covered with geological, soil geochemical and geophysical surveys, including magnetics VLF-EM, HLEM (max-min) and induced polarization. A limited trenching program undertaken in 1990 was successful in exposing a vein of semi-massive arsenopyrite and quartz, which returned an assay of 11.7 g/t Au over 0.6m. A single hole drilled beneath the trench encountered a 5.2 meter wide breccia zone containing 15-20% arsenopyrite with 0.5 g/t Au over 1.0m. Several coincident I.P. and soil anomalies remain untested.

2.5 Competitor Activity

The break-up of the former AND Co. - Terra Nova Properties has rekindled base and precious metal exploration in the region of central Newfoundland. Table 2 summarizes nearby projects and their recent ownership status.

Table 2: Summary of Competitor Activity

Project			Optionor				Commodity

Valentine Lake	Mountain Lake Resources Inc.		Au

Quinn Lake North	Mountain Lake Resources Inc.		Au

SECTION 3

3.1 Regional Geology

3.1.1  Introduction

The Victoria Lake Group (Kean, 1977) includes all pre-Caradocian volcanic and sedimentary rocks in the area bounded by Grand Falls in the northeast and King George IV Lake in the southwest, Red Indian Lake in the northwest and Noel Paul's Brook in the southeast (Fig. 3). The group has proven to be very favourable for volcanogenic massive sulphides and significant shear zone hosted lode gold mineralization.

3.1.2 Geology of the Victoria Lake Group

Regionally, the Victoria Lake Group can be subdivided into three belts defined by their dominant lithology (Fig. 3) (Kean and Jayasinghe, 1980; Kean, 1985): 1) the Tulks Hill volcanic belt to the southwest which includes the Victoria Mine sequence; 2) the Tally Pond volcanic belt to the southeast, and 3) a volcanically derived sedimentary belt in the northeast which in part is a lateral equivalent of the volcanic belts.

The Victoria Lake Group has an inhomogeneously developed, regional penetrative foliation defined by the orientation of chlorite and sericite, flattened clasts and elongated crystal augen. The intensity of this foliation, which is subparallel to bedding and axial

Figure 3: Geology of the Victoria Lake Group planar to tight to isoclinal folds, increases to the southwest. The rocks have been metamorphosed to the lower-greenschist facies, except locally along their southern margin where middle-greenschist to lower-amphibolite facies rocks are present.

Volcanic Rocks

Linear belts of predominantly felsic pyroclastic rocks with intercalated mafic flows, pillow lava, tuff, agglomerate and breccia characterize both the Tulks Hill and the Tally Pond volcanics. Lithologically the two volcanic belts are similar but mafic flows are more prevalent in the Tally Pond volcanics. Deformation within the Tulks Hill volcanics is more intense than in the Tally Pond volcanics and has largely obliterated primary structures.

Despite their lithological similarity, geochronological studies of the two volcanic belts indicate that they are not the same age. The Tally Pond volcanics have been dated as Cambrian 513 +/-2 Ma, the Tulks Hill volcanics at 498 +6/-4 Ma (Lower Ordovician), and the Victoria Mine sequence, at 462 +4/-2 Ma (Middle Ordovician).

Geochemical studies of mafic volcanic rocks in the Victoria Lake Group have revealed a variety of geochemical types representing diverse tectonic environments. These mafic volcanic rocks appear to fit into three broad groupings:

1) island-arc tholeiites, with locally highly incompatible element depleted refractory lavas. This group is represented by the Beatons Pond-Harmsworth Steady basalts of the Tulks Hill volcanics and by the Lake Ambrose-Tally Pond basalts and the Sandy Lake sequence of the Tally Pond volcanics.

2)  calc-alkaline basalts represented by the Victoria Mine sequence.

3) non-arc rocks represented by the Upper Valley Brook and Tome Joe Brook basalts and the Diversion Lake Group.

Sedimentary Rocks

Siliciclastic rocks constitute much of the sedimentary belt. These rocks, comprised of greywacke and interbedded siltstone, shale, argillite, conglomerate and rare limestone, are interpreted to represent a shallowing-upward turbidite sequence (Kean and Jayasinghe, 1982).

Volcanic detritus is common in the sedimentary rocks of the Victoria Lake Group and increases in both amount and coarseness towards the volcanic belts. The clastic sedimentary rocks are therefore interpreted to have been derived from the adjacent and underlying volcanic sequences. Small lenses of volcanic rock occur throughout the sedimentary sequence.

Limestone lenses at the mouth of Victoria River near the top of the sedimentary belt have yielded Late Llanvirn to Early Llandeilo conodonts (Kean and Jayasinghe, 1982). Siliceous siltstone and chert are more common near the top of the sequence where the sedimentary rocks pass conformably upwards into Llandeilo-Caradocian chert and shale (Kean and Jayasinghe, 1982).

Intrusive Rocks

Linear bodies of medium grained quartz monzonite, minor granite and granodiorite, diorite and gabbro, interpreted to be coeval with the volcanism, intrude the volcanic belts of the Victoria
Lake Group. The Roebucks quartz monzonite, which intrudes the Tulks Hill volcanics, is dated at 495 +/-2 Ma, and is therefore coeval with the volcanism (Evans et al. 1990).

The larger plutonic bodies located along the southeastern margin of the Victoria Lake Group (Valentine Lake and Crippleback Lake), have recently been shown to be Precambrian in age (Evans et al. 1990) and are interpreted to have been structurally emplaced.

3.1.3 South Quinn Lake Area

Introduction

	Gold mineralization is hosted by quartz veins with arsenopyrite, pyrite and chalcopyrite stringer sulphides within a Cambro-Ordovician sequence of sheared Fe-carbonate altered volcanogenic sediments. Grab sampling has returned assays up to 11.7 g/t Au in bedrock and between 9.4 g/t Au and 30.8 g/t Au from angular float located over a strike length of 1.7 km. The gold is thought to occur in structurally controlled lodes.

Property Geology

Regionally the area is located within easterly trending Ordovician and older sedimentary and volcanic rocks of the Tally Pond Belt with younger Silurian to Devonian mafic to felsic intrusive rocks (Figure 3).

The property is predominantly underlain by a clastic sedimentary sequence with a central volcanogenic unit. The general geological strike in the area is 080? with steep dips towards the south. Towards the north these rocks are in fault contact with the Silurian-aged Rogerson Lake conglomerate, and towards the south they are in contact with a large Silurian to Devonian granitic batholith. The clastic sequence is composed of fine-grained siltstone, sandstone and graphitic sediments with lesser-intercalated pebble conglomerates.

The central volcanogenic unit comprises mainly variably reworked felsic tuffs with lesser reworked mafic tuff and mafic volcanic and intrusive rock. The unit is at least 400m thick where the mineralized float is located and appears to thicken eastward and grade into more proximal felsic quartz-eye and lapilli tuffs. The felsic derived sediments are extensively Fe-carbonate altered and sheared along the main trend of mineralized float.

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E-61

Mineralization

The most significant bedrock mineralization encountered to date is a semi-massive arsenopyrite-quartz vein which returned an assay of 11.7 g/t Au over a 0.6m wide channel sample (Figure 4). The vein is hosted by a wide zone (at least 11.0m) of strongly sheared and Fe-carbonate altered felsic sediments, with numerous thin barren quartz veins.

The vein is exposed directly over a trend of mineralized float, which extends over a strike length of 1.7 km. To date some 15 samples have been located with assays ranging between 1.17 g/t Au and 30.8 g/t Au. Much of the float is angular and appears not to have been transported far from source.

The most auriferous float contains 30.89 g/t Au, 25.7 g/t Au, 22.6 g/t Au,
20.9 g/t Au and 14.6 g/t Au from four separate sites over 1.7 km. In each case the samples consisted of coarsely crystalline quartz with 10-20% stringer and disseminated sulphides consisting mainly of pyrite and arsenopyrite with lesser chalcopyrite.



Figure 4    Grid Geology



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Several samples of massive and semi-massive arsenopyrite have been located and returned assays between 2.03 g/t Au and 2.15 g/t Au. One float sample located near the bedrock showing is approximately one cubic meter in size. As well, numerous samples of strongly sheared Fe-carbonate altered quartz veined felsic sediment have been located along the float trend and returned assays between 1.17 g/t Au and 3.3 g/t Au. Most of these samples contain between 2 and 5% stringer and disseminated sulphide consisting of pyrite and arsenopyrite.

SECTION 4

4.0 Conclusions

The South Quinn Lake property has seen virtually no work in the past 12 years since the initial discovery by Noranda prospectors in 1989. The VMS belt as a whole has also only seen limited gold exploration over a 75 year span. In 1990, Noranda decided to discontinue it's exploration for gold and focus on it's core business of copper / zinc, leaving South Quinn Lake in limbo for nine years.

Both soil geochem surveys and IP geophysics have outlined several coincident targets both along the strike of the zone as well as off the zone, none of which have been followed up with trenching or drilling. The Quinn Lake South property holds an excellent potential for wide and elongate mesothermal style, high-grade Au quartz veins.

SECTION 5

5.0 Recommendations

PHASE 1

A comprehensive geological evaluation should take place in Phase 1. This should involve re-establishing the old Noranda grid, geological mapping and prospecting to trace the full extent of the mineralized zone, and trenching of any new soil anomalies that are coincident with IP geophysics. Mag and VLF will aid in delineating the structure that controls the mineralization.

PHASE II

The second phase would involve drill testing ( 3 holes @ 100m each) the main zone to a vertical depth of 50 meters with 200 meter spaced holes. An alternative budget for phase II is also included, which would involve six hundred meters of diamond drilling.

Detailed costs for both phases are found in Section 6.

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E-63

SECTION 6

6.0 Cost Estimates

Phase 1:  Mapping, Trenching & Sampling

Geological mapping/supervision (21 days @ $400/day)			$8,400

Prospector (10 days @ $250/day)*						$2,500

Labour (recut & extend grid - 10 days x 2 men @ $250/manday)*	$5,000

VLF-EM & mag survey (5,000m long @ 50m spaced lines @ 1,000 m long =
	100 km of survey @ approx. $75/km)					$7,500

Soil collection (test old anomalies - 250 soils: 2 men x 5 days @ $250)*
											$2,500

Trenching (backhoe-traxcavator - 10 to 20 trenches (75 to 150m long);
		10 days @ ~$1,000/day 						$10,000

Assays:	-rocks (200 @ $25/sample)*	5,000
		-soil sample (250 'B' horizon @ $25/sample)*		$6,300

Camp costs (accommodations, food, supplies) (85 mandays @ $35/manday)*
											$3,000

Truck & 2 ATV quads (21 days @ $225 day; all in)*			$4,800

Report, maps, etc. (4 days @ $400/day + reproductions)*		$2,000

Miscellaneous 5%*									$2,900

Management & Administration fee (on items marked *) @ 15% 		$5,100

Total Phase 1 Costs	$65,000


Phase 2: Diamond Drilling (3 holes @ 100m each)

JCEAP report, application, program prep. etc. (3 days @ $400/day+reprod.)
											$1,500

Mobe-demobe drill 1								$5,000

Diamond drilling (3 holes @ 100m each = total 300m @ $60/metre) 1	$18,000

Misc. drill costs: (standby, consumables, core boxes, etc.
@ 15% of drill $) 1								$3,000

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E-64

Assays (3 holes @ 15 samples x $25/sample)*1				$1,200

Camp costs (5 men @ $45/manday x 14 days)*1				$3,200

Geologist (supervision, logging, etc. 18 days @ $400/day)		$7,200

Transportation (truck, ATV, gas, etc. @ $150/day @ 18 days)*1	$2,700

Miscellaneous @ 10%								$4200

Report (3 days @ $400/day + reproductions) 1				$1,500

Management & Administration fee (on items marked *) @ 15%		$1,100

Phase 2 Drill Program Costs	$48,600

Phase 1 Costs			$65,000

TOTAL PROGRAM COSTS	$113,600

~$46,000 is eligible for JCEAP (items marked 1 are eligible)  -	$23,000

Total Phase 1 & 2 Costs	$90,600

Alternative Phase 2 Diamond Drilling (6 holes @ 100m each):

JCEAP report, application, program prep. etc.
(3 days @ $400/day+reprod.)							$1,500

Mobe-demobe drill 1								$5,000

Diamond drilling (6 holes @ 100m each = total 600m @ $60/metre) 1	$36,000

Misc. drill costs: (standby, consumables, core boxes, etc.
@ 15% of drill $) 1								$5,500

Assays (6 holes @ 15 samples x $25/sample)*1				$2,300

Camp costs (5 men @ $45/manday x 23 days)*1				$5,200

Geologist (supervision, logging, etc. 28 days @ $400/day) 1		$11,200

Transportation (truck, ATV, gas, etc. @ $150/day @ 28 days)*1	$4,200

Miscellaneous @ 10% 1								$7,100

Final Report (3 days @ $400/day + reproductions) 1			$1,500

Management & Administration fee (on items marked *) @ 15%		$1,800

Phase 2 Drill Program Costs		$81,300

Phase 1 Costs	65,000

TOTAL PROGRAM COSTS	$146,300

~$78,000 is eligible for JCEAP (items marked 1 are eligible)  -	$39,000

TOTAL PROGRAM COSTS (After JCEAP)	$107,300

SECTION 7

7.0 Certificate of Qualifications

I, KERRY SPARKES, P.Geo, President of Sparkes Consulting Ltd, am a registered Professional Geoscientist with business address at 2336 Riverbank Place, North Vancouver, British Columbia, V7H-2L2 and herby certify:

I am a registered member in good standing of the Association of Professional Engineers and Geoscientists of British Columbia since 1999; a registered member in good standing of the Association of Professional Engineers and Geoscientists of Newfoundland since 1991;

I am a graduate of Memorial University of Newfoundland with a Bachelor of Science (Honours) degree in geology (1986) and subsequently obtained a Master of Science degree in geology from Memorial University of Newfoundland (1989), and I have practiced my profession continuously since graduation;

I have been involved in mineral exploration for gold, copper, lead, zinc, antimony, nickel, cobalt, platinum, and palladium in Canada since 1989. I have worked in projects in Quebec, Manitoba, and Newfoundland & Labrador;

I am presently a Consulting  Geologist and have been since September of 1999;

From 1989 - 1994, I undertook exploration for base and precious metals in Newfoundland for Noranda Exploration Company Ltd., as Senior Project Geologist. From 1995-1997, I was exploration Manager for Archean Resources and subsequently Senior Geologist for Voisey's Bay Nickel Company Ltd., in charge of all Ni-Cu-Co exploration activity at the Voisey's Bay Deposit.
From 1998 - 1999, I was Exploration Manager for Donner Minerals Ltd., in charge of all Ni exploration in Labrador. Since 1999, I have been consulting for a variety of junior mining companies, some of which are Donner Minerals Ltd., Skygold Ventures Ltd., and Globenet Resources Ltd. As a result of my experience and qualifications, I am a qualified Person as defined in N.P. 43-101;

I previously worked on the South Quinn Lake Property for Noranda Exploration Company Ltd, and was last on the property in 1989. I can verify the existence of the high-grade gold mineralization.

In 1998, I completed a due diligence review and examination of the South Quinn Lake Property for another unrelated corporation interested in acquiring an option on the property from Noranda;

The sources of all information not based on personal examination are quoted in the report;

In the disclosure of information relating to title and related issues I have relied on information provided to me by the claims recorder at the Newfoundland Department of Mines and Energy, St. John's, Newfoundland;

 I have been a director of Globenet Resources Ltd., since October 13th, 1999;

I currently hold no stock or options in Globenet;

I am not aware of any material fact or material change with respect to the subject matter of this technical report, which is not reflected in this report, the omission to disclose which would make this report misleading;

I have read National Instrument 43-101, Form 43-101FI and this report has been prepared in compliance with NI 43-101 and Form 43-101FI.

Dated at Vancouver, British Columbia, this 6th day of June, 2002


Qualified Person

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SECTION 8

8.0 References

Collins, C. and Squires, G.
	1991: Report on Assessment work over concession lands within the boundary of the Noranda - B.P. Canada Resources Limited joint venture ( Reid Lot 229, 231, 235 & AND Charter ) NTS 12A/7, 9, 10. Noranda Exploration Company Limited, unpublished open file report submitted to the Newfoundland Dept. of Mines and Energy, 84 pages.

Dearin, C.
	2000: Assessment Report on Mineral Licence 6972M, Quinn Lake Gold Project, South Quinn Lake, Central Newfoundland, assessment report submitted to the Newfoundland Department of Mines and Energy.

Evans, D.T.W.
	1996: Epigenetic Gold Occurrences, Eastern and Central Dunnage Zone, Newfoundland. Mineral Resource Report 9, Dept. of Mines and Energy, Geological Survey, 135 pages

Evans, D.W.T., Kean, B.F., and Dunning,  G.R.
	1990: Geological Studies, Victoria Lake Group, central Newfoundland, In Current Research: Nfld. Dept. of Mines and Energy, Geological Survey Branch, Rept. 90-1, 144 pages.

Evans, D.T.W., and Kean, B.F.
	1990: Geology and Mineral Deposits of the Victoria Lake Group in Metallogenic Framework of Base and Precious Metal deposits, Central and Western Newfoundland. 8th IAGOD Symposium, Field Trip GuideBook, Geological Survey of Canada Open File Report 2156, Swinden, H.S., Evans, D.T.W., and Kean, B.F. eds, 232 pages

Kean, B.F.
	1977: Geology of the Victoria Lake Map Area (12A/6), Newfoundland:
Nfld. Dept. of Mines and Energy, Mineral Development Division, Report 77-4, 11 pages

Kean. B.F., and Jaysinge, N.R.
	1980: Geology of Lake Ambrose (12A/10) and Noel Pauls Brook (12A/9) map areas, Newfoundland: Nfld. Dept. of Mines and Energy, Mineral Development Division, Rept., 80-2, 29 pages

Kean. B.F., and Jaysinge, N.R.
	1982: Geology of the Badger Map area (12A/16), Newfoundland: Nfld. Dept. of Mines and Energy, Mineral Development Division, Rept., 81-2, 37 pages

Kean, B.F.
	1985: Metallogeny of the Tally Pond Volcanics, Victoria Lake Group, central Newfoundland, In Current Research: Nfld. Dept. of Mines and Energy, Mineral Development Division, Rept., 85-1, p. 89-93

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APPENDIX I

GLOSSARY OF TERMS

"Abitibi" or "Abitibi-Price" means Abitibi Inc., the Canadian forestry company;

"AEM conductor" means airborne electro-magnetic conductor, an area of high electrical conductivity as surveyed by geophysical instruments carried aboard an aircraft;

"AND Co." means the Anglo-Newfoundland Development Corporation

"Anomaly" a deviation from the typical geological pattern

"Asarco" means Asarco Inc., the American-based mineral processing company which co-owned the Buchans Mine from 1926 to 197 6;

" Au " abbreviation for gold

" Auriferous float"  rock containing concentrations of gold

"Batholith" a large intrusive mass of igneous rock

"Chalcopyrite" means a mineral containing copper, iron, and sulphur and is an ore mineral of copper;

"Disseminated" or "dissemination" is a descriptive term referring to mineral grains, which are scattered evenly throughout a rock;

"EM" means electromagnetic and generally refers to a class of geophysical survey useful in concentrations of sulphides;

"Gabbro"  a type of igneous rock

"Galena" means a mineral containing lead and sulphur and is an ore mineral of lead

"Greenschist facies" means the alteration of rock through a particular series of temperature, pressure, and composition changes to products typical of low-grade regional metamorphism;

"Igneous rock"  a rock formed by the crystallization of molten rock or magma

"Magnetic survey" means a class of geophysical survey, which determines the magnetic properties of a rock

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"Massive sulphide" means a rock comprised entirely of metallic minerals;

"Mineralization" means the process by which minerals are introduced and concentrated within a host rock, and the product of this process;

"Net profits interest royalty" means a percentage of the dollar proceeds from the sale of minerals, after all costs relating to the production, manufacture and sale of the minerals are deducted;

"Net smelter return royalty" means a percentage of the gross dollar proceeds obtained from the sale of minerals with only minor cost deductions for shipping, insurance and smelter penalties allowed;

"Orebody" a natural aggregate of one or more minerals which, at a specific time and place, may be mined and sold at a profit, or from which some part can be profitably separated

"Ordovician" means a time period, approximately 500 to 440 million years ago;

"Pleistocene" means a time period, approximately 8,000 years ago to 2,000 years ago;

"Sedimentary Rock" rock formed from material derived from pre-existing rock through mechanical means

"Sphalerite" means a mineral containing zinc and sulphur and is an ore mineral of zinc

"Stockwork" means a three-dimensional network of veinlets;

"Total field magnetics" means the magnetic responses of the rock, as collected from a "magnetic survey"

" Turbidite" a type of sedimentary rock

"Volcanogenic massive sulphide" or "VMS" means the accumulation of metals precipitated on the ocean floor associated with ocean-floor volcanism and which are enriched in iron and other metals;

"Volcaniclastic" means a sediment containing material of volcanic origin;

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